Exhibit 10.3.5
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT
Amendment No. 5 to Master Repurchase Agreement, dated as of December 29, 2021 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Administrative Agent”), CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman”, and a “Buyer”), ALPINE SECURITIZATION LTD (“Alpine” and a “Buyer”) and other Buyers joined thereto from time to time (the “Buyers”) and Home Point Financial Corporation (the “Seller”).
RECITALS
The Administrative Agent, Buyers and Seller are parties to that certain (i) Master Repurchase Agreement, dated as of October 23, 2020 (as amended by Amendment No. 1, dated as of March 2, 2021, Amendment No. 2, dated as of April 30, 2021, Amendment No. 3, dated as of June 16, 2021 and Amendment No. 4, dated as of June 30, 2021, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (ii) Pricing Side Letter, dated as of October 23, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement or the Pricing Side Letter, as applicable.
The Administrative Agent, Buyers and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Administrative Agent, Buyers and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement are hereby amended as follows:
SECTION 1.    Amendment to the Existing Repurchase Agreement. Effective as of the date hereof, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Conformed Agreement as amended and modified by the terms set forth herein.
SECTION 2.    Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:
2.1    Delivered Documents. On the Amendment Effective Date, the Administrative Agent on behalf of the Buyers shall have received the following documents, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a)    this Amendment, executed and delivered by the duly authorized officers of the Administrative Agent, Buyers and Seller; and

(b)    such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
SECTION 3.    Representations and Warranties. Seller hereby represents and warrants to the Administrative Agent and Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and Seller hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.
SECTION 4.    Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 5.    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.  The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[Signature Pages Follow]
2

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:    /s/ Margaret Dellafera_______________
Name: Margaret Dellafera
Title: Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:    /s/ Margaret Dellafera_______________
Name: Margaret Dellafera
Title: Authorized Signatory

By:    /s/ Elie Chau______________________
Name: Elie Chau
Title: Vice President

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:    /s/ Patrick Duggan__________________
Name: Patrick Duggan
Title: Director

By:    /s/ Kevin Quinn____________________
Name: Kevin Quinn
Title: Director

Signature Page to Amendment No. 5 to Master Repurchase Agreement

HOME POINT FINANCIAL CORPORATION, as Seller
By:    /s/ Joseph Ruhlin______________________
Name: Joseph Ruhlin
Title: Senior Managing Director - Treasurer

Signature Page to Amendment No. 5 to Master Repurchase Agreement

Exhibit A

CONFORMED AGREEMENT

(See attached)
Exhibit A

CONFORMED THROUGH AMENDMENT NO. 5
MASTER REPURCHASE AGREEMENT
CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as administrative agent,
CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH, as buyer, ALPINE SECURITIZATION LTD, as buyer and other Buyers from time to time,
HOME POINT FINANCIAL CORPORATION, as seller and
each Underlying Entity joined hereto from time to time.
Dated October 23, 2020

TABLE OF CONTENTS
i

38. Documents Mutually Drafted	76
39. General Interpretive Principles	76
40. Conflicts	77
41. Pool Subdivisions	77
42. Bankruptcy Non-Petition	77
43. Limited Recourse	77
44. Nominee	78

SCHEDULES
Schedule 1-A – Representations and Warranties with Respect to Purchased Mortgage Loans and Contributed Mortgage Loans
Schedule 1-B – Representations and Warranties with Respect to Contributed REO Property
Schedule 1-C – Representations and Warranties with Respect to Purchased Certificates
Schedule 2 –    Authorized Representatives
EXHIBITS
Exhibit A     Form of Power of Attorney (Seller Parties)
Exhibit B     Escrow Instruction Letter
Exhibit C     Form of Officer’s Compliance Certificate
Exhibit D     Schedule of Indebtedness

ii

This is a MASTER REPURCHASE AGREEMENT, dated as of October 23, 2020, by and among Credit Suisse First Boston Mortgage Capital LLC, (“Administrative Agent”) on behalf of Buyers, including but not limited to Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD (“Alpine” and a “Buyer”), Home Point Financial Corporation (“Seller”) and each Underlying Entity joined hereto from time to time (each, an “Underlying Entity”, and together with the Seller, each a “Seller Party” and collectively, the “Seller Parties”).
1.Applicability
(a)    From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers certain Purchased Assets (including, without limitation, the related Contributed Assets) (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Purchased Assets on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, (a) the purchase and sale of each Purchased Asset and each Contributed Asset shall be deemed a separate Transaction and (b) with respect to each Designated Asset, such Designated Asset may, at Buyers’ option, be sold to different Buyers on a pro rata basis, such that one Buyer pays the Purchase Price-Base and another Buyer pays the Purchase Price-Incremental, in which case, the Administrative Agent shall own the Designated Asset, for the benefit of the purchasing Buyers, on a pro rata, pari passu basis.
(b)    From time to time and upon an Underlying Entity’s joinder hereto, the Administrative Agent on behalf of Buyers shall purchase the Purchased Certificates from the Seller in connection with the related Transaction. On and after the Purchase Date of any Purchased Certificate, the Seller may request and Administrative Agent on behalf of Buyers may fund, subject to the terms and conditions of this Agreement, a Purchase Price Increase (as defined hereinafter) for the Transactions in respect of the Purchased Certificate based upon the acquisition of additional Contributed Assets by the Underlying Entity. From time to time, the Seller may make an Optional Prepayment to Administrative Agent on behalf of Buyers in accordance with Section 4.b hereof.
(c)    To the extent a type of Mortgage Loan or Contributed Asset is referenced in the Program Agreements, those provisions shall only be applicable to the extent the box adjacent to the Approved Product Type is checked on the Asset Matrix.
(d)    To the extent a provision refers to a Guarantor and/or the Guaranty, such provision shall only be applicable to the extent the parties enter into a Guaranty with a Guarantor in connection with the Program Agreements.
2.Definitions
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings; provided that any terms used but not otherwise defined herein shall have the meanings given to them in the Pricing Side Letter:
“1933 Act” means the Securities Act of 1933, as amended from time to time.
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Acceptable State” means any state acceptable pursuant to Seller’s Asset Guidelines.

“Accepted Servicing Practices” means, with respect to any Purchased Mortgage Loan or Contributed Asset, as applicable, those mortgage servicing practices and REO property management practices of prudent mortgage lending institutions which service mortgage loans or manage real property, as applicable, of the same type as such Purchased Mortgage Loan or Contributed Asset in the jurisdiction where the related Mortgaged Property or Contributed Asset is located in accordance with applicable law.
“Acquisition Guidelines” means, with respect to any Mortgage Loan or Contributed Asset, the standards, procedures and guidelines of the Seller for acquiring Mortgage Loans and Contributed Assets.
“Act” has the meaning set forth in Section 32.b hereof.
“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates; provided, however, with respect to any such involuntary filing, appointment, or proceeding, such filing, appointment or proceeding shall not have been dismissed within forty-five (45) calendar days.
“Additional Buyers” has the meaning set forth in Section 36 hereof.
“Adjusted Net Income” means, for any Person, such Person’s Net Income excluding any positive or negative market-to-market adjustments made in connection with mortgage loans held for investment and any mortgage servicing rights, in each instance, on such Person’s balance sheet.
“Adjusted Tangible Net Worth” means, for any Person, Net Worth of such Person plus Subordinated Debt (provided such Subordinated Debt shall be approved by Administrative Agent in writing), minus (a) Restricted Cash (other than any portion of Restricted Cash that has a corresponding offsetting current liability); (b) [***] of investment securities; (c) [***] of all mortgage loans held for investment; (d) [***] of REO Property and (e) all intangible assets, including (without duplication) goodwill, patents, tradenames, trademarks, copyrights, franchises, any organizational expenses, deferred taxes and expenses, prepaid expenses, prepaid assets, deposits, receivables from shareholders, Affiliates or employees, and any other asset as shown as an intangible asset on the balance sheet of such Person on a consolidated basis as determined at a particular date in accordance with GAAP (other than any portion of such assets that has a corresponding offsetting current liability).
“Administration Agreement” means that certain Repo Administration and Allocation Agreement, dated as of the date hereof, by and among Seller Parties, Guarantor, if any, CSFBMC as administrative agent and certain Buyers identified therein, as amended, restated, supplemented or otherwise modified from time to time.
“Administrative Agent” means CSFBMC or any successor thereto under the Administration Agreement.
“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code, which shall also include, for the avoidance of doubt, with respect to

Administrative Agent only, any CP Conduit; provided, that, other than the Seller and its Subsidiaries, no other portfolio company of Stone Point Capital LLC or its affiliates shall be deemed an Affiliate of Seller.
“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.
“Agency Approvals” has the meaning set forth in Section 13.a(24) hereof.
“Agency Guide” means (a) the Fannie Mae MBS Selling and Servicing Guide, (b) the Freddie Mac Sellers’ and Servicers’ Guide or (c) the Ginnie Mae Mortgage-Backed Securities Guide, in each case, as such Agency Guide may hereafter from time to time be amended, supplemented or modified, as applicable, including, for the avoidance of doubt, any amendments, supplements, waivers or other modifications as between the applicable Agency and Seller.
“Agency Mortgage Loan” means, collectively, Conforming Mortgage Loans, State Agency Program Loans, USDA Loans, FHA Loans, VA Loans and HECM Loans (but not Early Buyout Loans).
“Agency Security” means a mortgage-backed security issued or guaranteed by an Agency.
“Aggregate Purchase Price-Base” means, as of any date of determination, the lesser of [***] and [***].
“Aggregate Purchase Price-Incremental” means, as of any date of determination, the excess if any of [***] on such date over [***].
“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“ALTA” means American Land Title Association.
“Appraised Value” means the “as is” value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.
“Approved Product Type” has the meaning assigned to such term in the Pricing Side Letter.
“Asset File” means, with respect to a Purchased Mortgage Loan or a Contributed Asset, as applicable, the documents and instruments relating thereto and set forth in an exhibit to the Custodial Agreement.
“Asset Guidelines” means, to the extent the Seller Parties (a) originate Mortgage Loans or Contributed Assets, the Origination Guidelines and (b) purchase Mortgage Loans or Contributed Assets, the Acquisition Guidelines; in each case, other than with respect to any Origination Guidelines or Acquisition Guidelines related to Agency Mortgage Loans, which are set forth in the written policies and procedures of the Seller Parties, a copy of which have been provided to and approved by Administrative Agent in writing.
“Asset Matrix” has the meaning assigned to such term in the Pricing Side Letter.
“Asset Schedule” means, with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium generated by Seller Parties, and delivered to Administrative Agent and Custodian, which provides information required by Administrative Agent to enter into Transactions relating to the Purchased Mortgage Loan and Contributed Asset in a format acceptable to Administrative Agent.

“Asset Value” means with respect to any Purchased Asset or Contributed Asset, the sum of the Asset Value-Base and the Asset Value-Incremental.
“Asset Value-Base” means, with respect to any Purchased Asset or Contributed Asset as of any date of determination, an amount equal to the product of [***] and [***].
“Asset Value-Incremental” means, with respect to any Purchased Asset or Contributed Asset as of any date of determination, an amount equal to the product of [***] and [***].
“Assignment and Acceptance” has the meaning assigned to such term in Section 22.a hereof.
Assignment of Leases and Rents” has the meaning set forth in paragraph (xxx) of Schedule 1-A hereto.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.
“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Attorney Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.
“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.
“Bank” means Merchants Bank of Indiana, or as otherwise mutually agreed upon between Seller and Administrative Agent.
“Bankruptcy Code” means Title 11 of the United States Bankruptcy Code of 1978, as amended from time to time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BPL – Holdback” means a Business Purpose Mortgage Loan with respect to which there exists a Holdback Amount which may be funded and on deposit in the Holdback Account for the related Mortgagor to improve and rehabilitate the related Mortgaged Property.
“BPL – Long” means a Business Purpose Mortgage Loan with respect to which (a) the related Mortgaged Property consists of (i) eight (8) units or less or (ii) between nine (9) and twenty-nine (29) units and with an original outstanding principal amount less than $[***] and (b) the related maturity date is [***] or more from the date of the Mortgage Note.
“BPL – Multi-Family” means a Business Purpose Mortgage Loan which is secured by a residential Mortgaged Property consisting of (a) thirty (30) units or more or (b) between nine (9) and twenty-nine (29) units and with an original outstanding principal amount of $[***] or more, in each case, principally used for lease to residential tenants occupying the same or consisting of a mixed-use property.
“BPL – Multi-Family – Long” means a BPL – Multi-Family with a maturity date that is [***] or more from the date of the Mortgage Note.
“BPL – Multi-Family – Short” means a BPL – Multi-Family with a maturity date that is less than [***] from the date of the Mortgage Note.

“BPL – Short” means a Business Purpose Mortgage Loan with respect to which (a) the related Mortgaged Property consists of (i) eight (8) units or less or (ii) between nine (9) and twenty-nine (29) units and with an original outstanding principal amount less than $[***] and (b) the related maturity date is less than [***] from the date of the Mortgage Note.
“BPO” means an opinion of the fair market value of a Mortgaged Property or an REO Property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and complies with the criteria set forth in the Financial Institutions Reform, Recovery and Enforcement Act of 1989 for an “appraisal” or an “evaluation” as applicable.
“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City, the State of Texas, the State of Michigan or the State of Florida.
“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which the related Mortgaged Property (a) is non-owner occupied; (b) is primarily used for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z); and (c) has been originated or acquired in accordance with Asset Guidelines.
“Buyer” means CS Cayman, Alpine and each buyer identified by the Administrative Agent from time to time pursuant to the Administration Agreement and their successors in interest and assigns pursuant to Section 22 hereof and, with respect to Section 11 hereof, its participants.
“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Capital Stock” means, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).
“Cash Equivalents” means (a) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of [***] or less from the date of acquisition and overnight bank deposits of Administrative Agent or of any commercial bank having capital and surplus in excess of $[***], (c) repurchase obligations of Administrative Agent or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within [***] after the day of acquisition, (e) securities with maturities of [***] or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of [***] or less from the date of acquisition backed by standby letters of credit issued by Administrative Agent or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Change in Control” means:
(a)    any transaction or event as a result of which Home Point Capital Inc. ceases to directly or indirectly own, beneficially or of record, at least 50% of the Capital Stock of Seller;
(b)    any transaction or event as a result of which Seller ceases to directly own 100% of the Capital Stock of any Underlying Entity (other than as set forth herein);
(c)    if such Seller Party or Guarantor is a Delaware limited liability company, such Seller Party or Guarantor, as applicable, enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated; or
(d)    the sale, transfer, or other disposition of all or substantially all of any Seller Party’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction).
“Clearing Account” means the account into which HUD, VA and USDA remit all Income (including, without limitation, claims and proceeds) on account of Early Buyout Loans.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” has the meaning set forth in Section 32.b hereof.
“Conforming Mortgage Loan” means a first lien Mortgage Loan, including State Agency Program Loans, originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans.
“Contributed Asset” means a Contributed REO Property and/or a Contributed Mortgage Loan.
“Contributed Mortgage Loan” means the individual or collective reference to the Mortgage Loans, legal title of which is held by an Underlying Entity, which are subject to a Transaction hereunder and/or listed on the related Asset Schedule attached to the related Transaction Request, in each case, that satisfies the representations and warranties set forth on Schedule 1-A hereto which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.
“Contributed Repurchase Assets” has the meaning assigned thereto in Section 8.a(2) hereof.
“Contributed REO Property” means the individual or collective reference to the REO Property, legal title of which is held by the applicable Underlying Entity, which are subject to a Transaction hereunder and/or listed on the related Asset Schedule attached to the related Transaction Request, in each case, that satisfies the representations and warranties set forth on Schedule 1-B hereto which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.
“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

“Co-op Loan” means a Mortgage Loan secured by the pledge of Co-op Shares allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.
“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“CP Conduit” means a commercial paper conduit, including but not limited to Alpine Securitization LTD, administered, managed or supported by CSFBMC or an Affiliate of CSFBMC.
“Credit Limit” means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement as identified in the related Asset Schedule.
“Credit Line Agreement” means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.
“CSFBMC” means Credit Suisse First Boston Mortgage Capital LLC, or any successors or assigns.
“Custodial Account” means the account held by Bank pursuant to the terms of the applicable Custodial Account Control Agreement, if any, in each case, into which any amounts with respect to Early Buyout Loans may be deposited and held. Administrative Agent shall have a perfected security interest in all such accounts and Seller Parties acknowledge that Administrative Agent shall have no obligations of any kind to remit any additional amounts into the related Custodial Account.
“Custodial Account Control Agreement” means that certain account control agreement among Administrative Agent, the Bank and the other parties thereto, providing for the Administrative Agent’s control over the related Custodial Account.
“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Seller Parties, Administrative Agent, Buyers and Custodian identified therein, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.
“Custodian” means the Person identified as such in the Custodial Agreement or such other party specified by Administrative Agent and agreed to by Seller Parties, which approval shall not be unreasonably withheld, conditioned or delayed.
“Daily Weighted Average Price Differential-Base” means, with respect to all Purchased Assets and Contributed Assets as of any date of determination, an amount equal to the product of [***] and [***].
“Daily Weighted Average Price Differential-Incremental” means, with respect to all Purchased Assets and Contributed Assets as of any date of determination, an amount equal to the product of [***] and [***].
“DE Compare Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.

“Debtor Relief Law” means any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Delinquency Advance” means any advance made by Seller or Servicer pursuant to the Servicing Agreements, to cover due, but uncollected or unavailable as a result of funds not yet being cleared, principal and interest payments on the Early Buyout Loans included in the portfolio of Mortgage Loans serviced by Seller or Servicer pursuant to the Servicing Agreements, including Early Buyout Loans with respect to which the related Mortgaged Property is being held pending liquidation.
“Designated Asset” means a Purchased Asset and/or Contributed Asset that is identified by Administrative Agent as eligible for both a Purchase Price-Base and a Purchase Price-Incremental.
“Division” means the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Draw” means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Early Buyout” means the purchase of a defaulted FHA Loan, VA Loan or USDA Loan by Seller from a GNMA Security.
“Early Buyout Loans” means an FHA Loan, USDA Loan or VA Loan which is subject to an Early Buyout and is a Purchased Mortgage Loan or Contributed Mortgage Loan.
“E-Sign” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.
“Effective Date” means the date upon which the conditions precedent set forth in Section 10 hereof shall have been satisfied.
“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Administrative Agent, Seller Parties, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as single employer described in Sections 414(b), (c), (m) or (o) of the Code.
“Escrow Instruction Letter” means the Escrow Instruction Letter from Seller to the Settlement Agent, in the form of Exhibit B hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to any Seller Party or Guarantor (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; (b) the withdrawal of any Seller Party, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the failure by any Seller Party, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA; (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller Party, Guarantor or any ERISA Affiliate thereof to terminate any Plan; (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code; (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the receipt by any Seller Party, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan; or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for any Seller Party, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 or 430(k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) any Tax imposed on a Buyer or other recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11.e(ii) hereof; (c) any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any withholding Taxes imposed under FATCA.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of the foregoing express provisions of the Code and any fiscal or regulatory legislation or rules adopted pursuant to such intergovernmental agreement.
“FDIA” has the meaning set forth in Section 26.d hereof.
“FDICIA” has the meaning set forth in Section 26.e hereof.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Connection System” means the FHA Connection system, together with any successor FHA electronic access portal.
“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.
“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FICO” means Fair Isaac & Co., or any successor thereto.
“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“GNMA” means the Government National Mortgage Association and any successor thereto.
“GNMA Guidelines” means the GNMA Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by GNMA.
“GNMA Haircut Amount” means, with respect to a Simultaneously Funded Early Buyout Loan, an amount equal to (i) the amount due to GNMA to repurchase such Mortgage Loan from GNMA less (ii) the Purchase Price-Base for such Mortgage Loan.
“GNMA Security” means a mortgage-backed security guaranteed by GNMA pursuant to the GNMA Guidelines.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over any Seller Party, Guarantor, any Servicer, Administrative Agent or any Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” means the Person identified as such in the Guaranty.
“Guaranty” means, if entered into, the guaranty of Guarantor in favor of the Administrative Agent for the benefit of Buyers as the same may be amended, restated, supplemented or otherwise modified from time to time, pursuant to which the Guarantor fully and unconditionally guarantees the obligations of the Seller Parties hereunder.
“HECM Loan” means a home equity conversion Mortgage Loan which is (a) secured by a first lien and (b) is eligible to be insured by FHA.
“HECM Principal Balance” means the principal balance of a HECM Loan (including without limitation all related servicing fees, scheduled payments and/or unscheduled payments, accrued interest and MIP Payments) reduced by all amounts received or collected in respect of principal on such HECM Loan.
“HELOC” means a home equity revolving line of credit secured by a first lien or second lien on the related Mortgaged Property.
“High Cost Mortgage Loan” means a Mortgage Loan (other than an Early Buyout Loa) (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“Holdback Account” means the account held by Servicer pursuant to the terms of the applicable Servicing Agreement, if any, in each case, into which any Holdback Amounts with respect to BPL – Holdback may be deposited and held. Administrative Agent shall have a perfected security interest in all such accounts and Seller Party acknowledges that Administrative Agent shall have no obligations of any kind to remit any additional amounts into the related Holdback Account.
“Holdback Account Control Agreement” means those certain blocked account control agreements among Administrative Agent, the related Servicer, the related depository bank and the other parties thereto, providing for the Administrative Agent’s control over the related Holdback Account.
“Holdback Amount” means, with respect to a BPL – Holdback, such escrow or holdback amounts that are advanced by the related originator but not disbursed to the related Mortgagor at such Mortgage Loan’s origination date, with such undisbursed amounts being held by the applicable Servicer in the related Holdback Account for funding amounts for the related Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the related Servicing Agreement and Mortgage Loan Documents.
“HUD” means the United States Department of Housing and Urban Development or any successor thereto.
“Income” means, with respect to any Purchased Asset or Contributed Asset, without duplication, all principal and income or dividends or distributions received with respect thereto, including any sale or liquidation premiums, Liquidation Proceeds, insurance proceeds, dividends or other distributions payable thereon net of any servicing fees, reimbursements and expenses and any escrow payments related to such Purchased Asset or Contributed Asset.
“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within [***] after the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) payment obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet; provided, however, that the foregoing shall exclude Non-Recourse Debt.
“Indemnified Party” has the meaning specified in Section 30.a hereof.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller Parties hereunder or under any Program Agreement and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent Manager” means, with respect to each Underlying Entity that is not a trust, the independent manager appointed in accordance with the organizational documents of the Underlying Entity Agreement.
“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Assets, or any short sale of a U.S. Treasury Security, or futures contract, or mortgage related security, or eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement, if any, providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Seller Party and an Affiliate of Administrative Agent or such other party acceptable to Administrative Agent in its sole discretion, which agreement is acceptable to Administrative Agent in its sole discretion.
“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service.
“Lender Insurance Authority” means the permission granted to certain FHA-approved lenders to process single family mortgage applications without first submitting documentation to the United States Department of Housing and Urban Development as set forth in 12 U.S.C. § 1715z-21 and the regulations enacted thereunder set forth in 24 CFR § 203.6.
“LIBOR” means for each day, the rate of interest (calculated on a per annum basis) equal to the one month ICE Benchmark Administration (or any successor institution or replacement institution used to administer LIBOR) as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which Administrative Agent or its affiliates are offered Dollar deposits at or about 11:00 a.m., (New York City time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day. “Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Liquidated Asset” means (i) a Purchased Mortgage Loan or Contributed Mortgage Loan that has been sold or refinanced or was subject to a short sale or with respect to which the Mortgaged Property has been sold or (ii) a Contributed REO Property that has been sold.
“Liquidation Proceeds” means, for any Purchased Mortgage Loan or Contributed Asset that becomes a Liquidated Asset, the proceeds received on account of the liquidation thereof.
“Liquidity” means the sum of (a) cash (other than Restricted Cash) and (b) unrestricted and unencumbered Cash Equivalents.
“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of such Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination; (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the Mortgaged Property and (c) with respect to a HECM Loan, the current HECM Principal Balance.
“Margin Call” has the meaning specified in Section 6.a hereof.
“Margin Deadline” has the meaning specified in Section 6.b hereof.
“Margin Deficit” has the meaning specified in Section 6.a hereof.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business or financial condition of any Seller Party, Guarantor or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of any Seller Party, Guarantor or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against any Seller Party, Guarantor or any Affiliate that is a party to any Program Agreement, in each case as determined by the Administrative Agent in its good faith discretion.
“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Maximum Value Amount” means, on each date of determination, an amount equal to (a) with respect to any Purchased Asset or Contributed Asset (other than a Business Purpose Mortgage

Loan), as of any date of determination, [***] or [***] and (b) with respect to a Business Purpose Mortgage Loan, an amount equal to the least of [***] and [***].
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.
“MIP Payments” means, with respect to a HECM Loan, all mortgage insurance premiums payable to either HUD or a private mortgage insurer, as set forth in the related Asset File.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
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“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first or second lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares and in the Proprietary Lease relating to such Co-op Shares.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” means any Approved Product Type which is a mortgage loan (including a home equity loan) evidenced by a Mortgage Note and secured by a first or second lien mortgage, which satisfies the requirements set forth in the Asset Guidelines and Section 13.b hereof; provided, however, that, Mortgage Loans shall not include any High Cost Mortgage Loans.
“Mortgage Loan Documents” means, with respect to each Mortgage Loan, the documents in the related Asset File to be delivered to the Custodian.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is subject to Title IV of ERISA.
“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Netting Agreement” means that certain Netting Agreement among Credit Suisse Securities (USA) LLC, CS Group (as such term is defined in the Netting Agreement) and Seller, dated as of the date hereof, as may be amended, restated, supplemented or otherwise modified from time to time.
“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).
“Nominee” means Seller, or any successor Nominee appointed by Administrative Agent following an Event of Default that has occurred and is continuing.
“Non-Agency Mortgage Loan” means a Mortgage Loan other than an Early Buyout Loan that (a) is not a Non-Agency Non-QM Mortgage Loan; (b) either (i) does not meet the criteria for an Agency Mortgage Loan or (ii) is an Agency Mortgage Loan that is aggregated for placement into a private label securitization or for sale to a Take-out Investor other than an Agency; (c) meets all applicable criteria as set forth in the Asset Guidelines and (d) is otherwise acceptable to Administrative Agent in its sole discretion.
“Non-Agency Non-QM Mortgage Loan” means a Mortgage Loan other than an Early Buyout Loan that (a) does not meet the criteria for a Qualified Mortgage Loan and; (b) meets all applicable criteria as set forth in the Asset Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.
“Non-Performing Mortgage Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan, HELOC, HECM Loan, Private Label Reverse Mortgage Loan or BPL – Multi-Family) that is sixty (60) days or more delinquent as determined using the Mortgage Bankers Association method of delinquency.
“Non-Recourse Debt” means, with reference to any Indebtedness for which such Person or any Subsidiary thereof as obligor thereunder, the holder of such Indebtedness may not look to such person personally for repayment other than to the extent of any security therefor, and subject to such usual and customary limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation and misapplication.
“Non-QM – Low FICO Mortgage Loan” means a Mortgage Loan (a) that is a Non-Agency Non-QM Mortgage Loan and (b) for which the Mortgagor’s FICO score at the time of origination was at least [***] but not greater than [***].
“Obligations” means (a) all of each Seller Party’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Administrative Agent and Buyers or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Administrative Agent, Buyers, or Administrative Agent on behalf of Buyers in order to preserve any Purchased Asset, Contributed Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of a Seller Party’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset or Contributed Asset, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of the Seller Parties’ indemnity obligations to Administrative Agent, Buyers, any Servicer and Custodian pursuant to the Program Agreements.
“OFAC” has the meaning set forth in Section 13.a(27) hereof.
“Officer’s Compliance Certificate” means the certificate attached hereto as Exhibit C.
“Optional Prepayment” has the meaning specified in Section 4.b hereof.

“Optional Prepayment Date” has the meaning specified in Section 4.b hereof.
“Origination Guidelines” means, with respect to any Mortgage Loan, the standards, procedures and guidelines of the Seller Party for originating Mortgage Loans.
“Other Connection Taxes” means, with respect to Administrative Agent, any Buyer or other recipient, Taxes imposed as a result of a present or former connection between Administrative Agent, such Buyer or other recipient and the jurisdiction imposing such Tax (other than connections arising from Administrative Agent, such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan or Contributed Asset).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made with Seller’s consent).
“Participant” means any participant as contemplated by Section 22.b of this Agreement which has entered into a Participation Agreement.
“Participant Register” has the meaning assigned to such term in Section 22.b hereof.
“Participated Purchase Price-Incremental” means any Purchase Price-Incremental that has been sold to a Participant under a Participation Agreement.
“Participation Agreement” means a participation agreement by and among a Participant, the Administrative Agent and the Buyers in form and substance acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Payment Date” means, (a) with respect to the payment of Price Differential, the fifth (5th) day of the month and (b) with respect to the payment of all other amounts due hereunder, the tenth (10th) day of the month; provided, that, in the case of clauses (a) and (b) if any such day is not a Business Day, the Payment Date shall be the next succeeding Business Day and provided, further, the final Payment Date shall be the related Repurchase Date or the Optional Prepayment Date, as applicable.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA, established or maintained by Seller, Guarantor or any ERISA Affiliate and subject to Title IV of ERISA, other than a Multiemployer Plan.
“Pool” means a subset of Purchased Assets or Contributed Assets subject to Transactions which shall be identified from time to time by the Administrative Agent.
“Pool Subdivision Notice” means a written notice delivered by Administrative Agent to Seller Parties, which shall identify the discrete Purchased Assets or Contributed Assets which shall be allocated to different Pools.

“Post Default Rate” means an annual rate of interest equal to the sum of (a) the Pricing Rate plus (b) an additional [***].
“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit A hereto.
“Price Differential” means, for each Purchased Asset and Contributed Asset, and each Pricing Period, the sum of the Daily Weighted Average Price Differential-Base and the Daily Weighted Average Price Differential-Incremental for such Pricing Period.
“Price Differential-Base” means, with respect to each Purchased Asset and Contributed Asset as of any date of determination, an amount equal to the product of [***] and [***].
“Price Differential-Incremental” means, with respect to each Purchased Asset or Contributed Asset as of any date of determination, an amount equal to the product of [***] and [***].
“Pricing Floor” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Period” means, with respect to each Payment Date, the period commencing on (and including) the date that is the first calendar day of the preceding month and terminating on (and including) the last calendar day of the preceding month; provided, that the initial Pricing Period shall commence on the initial Purchase Date; provided, further, that if a Purchased Asset or Contributed Asset was repurchased at the full Repurchase Price during such Pricing Period, the Pricing Period for such Purchased Asset or Contributed Asset shall terminate on (and include) such Repurchase Date.
“Pricing Rate” means with respect to each Purchased Asset and Contributed Asset, the sum of [***] and [***].
“Pricing Rate-Base” means with respect to the Purchase Price-Base, the sum of (a) the greater of [***] and [***] plus [***].
“Pricing Rate-Incremental” means with respect to the Purchase Price-Incremental, the sum of [***] and [***] plus [***].
“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Administrative Agent, Buyers, Seller Parties and the Guarantor, if any, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Private Label Reverse Mortgage Loan” means a reverse mortgage loan which (a) is not a HECM Loan; (b) has been acquired in accordance with the Asset Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole discretion.
“Program Account” means the account set forth in Section 9 hereof.
“Program Agreements” means, collectively, this Agreement, the Guaranty, if any, the Custodial Agreement, the Pricing Side Letter, each Underlying Entity Agreement, if any, the Administration Agreement, the Electronic Tracking Agreement, if any, the Netting Agreement, the Custodial Account Control Agreement, each Holdback Account Control Agreement, if any, each Power of Attorney, each Servicing Agreement, if any, and each Servicer Notice, if any.
“Prohibited Person” has the meaning set forth in Section 13.a(27) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.

“Protective Advance” means any servicing advance (including, but not limited to, any advance made to pay taxes and insurance premiums; any advance to pay the costs of protecting the value of any real property or other security for a mortgage loan; and any advance to pay the costs of realizing on the value of any such security) made by Seller or Servicer in connection with any Early Buyout Loan that is a Purchased Mortgage Loan.

“Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Administrative Agent for the benefit of Buyers or a Purchase Price Increase Date, as applicable.
“Purchase Price” means the price at which each Purchased Asset or Contributed Asset is transferred by or contributed to a Seller Party, as applicable, to Administrative Agent for the benefit of Buyers, which shall equal:
(a) on the applicable Purchase Date or Purchase Price Increase Date, the applicable Purchase Price-Base plus the Purchase Price-Incremental, if any;
(b) on any day after the Purchase Date or Purchase Price Increase Date, except where Administrative Agent for the benefit of Buyers and such Seller Party agree otherwise, the amount determined under the immediately preceding clause (a), (i) increased by the amount of any (A) additional Purchase Price-Incremental advanced pursuant to this Agreement plus (B) the amount of any Purchase Price Increase since the initial Transaction and (ii) decreased by the amount of any cash transferred by Seller applied to reduce Seller’s Obligations in accordance with this Agreement.
For the avoidance of doubt, in determining what portion of the Purchase Price is attributable to the Purchase Price-Base or the Purchase Price-Incremental, (x) any increase in the Purchase Price will first be attributed to the Purchase Price Base up to the Asset Value-Base and any excess of Purchase Price over the Asset Value-Base shall be attributed to Purchase Price-Incremental, and (y) (1) prior to the occurrence and continuance of an Event of Default, any decrease in the Purchase Price will first be attributed to the Purchase Price-Incremental until such Purchase Price-Incremental is reduced to zero and any further reduction shall then be applied to the Purchase Price-Base, and (2) on and after the occurrence and continuance of an Event of Default, any decrease in the Purchase Price will first be attributed to the Purchase Price-Base until such Purchase Price-Base is reduced to zero and any further reduction shall then be applied to the Purchase Price-Incremental.
“Purchase Price-Base” means, with respect to any Purchased Asset or Contributed Asset: (a) on the applicable Purchase Date, an amount equal to the product of [***] and [***], and (b) on any day after the applicable Purchase Date, [***].
“Purchase Price-Incremental” means, with respect to any Purchased Asset or Contributed Asset: (a) on the applicable date the Buyer makes an additional advance to the applicable Seller Party in excess of the applicable Asset Value-Base, an amount equal to the product of [***] and (b) on any day after the applicable date the Buyers make an advance described in clause [***].
“Purchase Price Increase” means (a) an increase in the Purchase Price for a Purchased Certificate based upon the Underlying Entity acquiring additional Contributed Assets to which such portion of the Purchase Price is allocated, as requested by any Seller pursuant to Section 3.b hereof; (b) an increase in the Purchase Price of a HELOC in connection with a Draw, as requested by any Seller Party pursuant to Section 3.b hereof or (c) to the extent a Seller Party previously requested a Purchase Price less than the Asset Value on such prior Purchase Date, such increased portion of the Purchase Price for such Purchased Asset not to exceed the applicable Asset Value on such subsequent Purchase Date.
“Purchase Price Increase Date” means the date on which a Purchase Price Increase is made.

“Purchase Price Percentage” means the sum of (a) with respect to the Purchase Price-Base, [***] and [***].
“Purchase Price Percentage-Base” has the meaning set forth in the Asset Matrix.
“Purchase Price Percentage-Incremental” means, with respect to each Purchased Asset or Contributed Asset, the percentage equal to [***].
“Purchased Assets” means the Purchased Mortgage Loans and the Purchased Certificates (together with the beneficial ownership interest in the Contributed Assets represented thereby).
“Purchased Certificate” means each Underlying Entity Certificate with respect to each Underlying Entity transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder and listed the related Transaction Request.
“Purchased Mortgage Loans” means the collective reference to Mortgage Loans together with the Repurchase Assets related to such Mortgage Loans transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, and/or listed on the related Asset Schedule attached to the related Transaction Request, the Asset File for which such Mortgage Loans the Custodian has been instructed to hold for the benefit of Administrative Agent pursuant to the Custodial Agreement, and which has not been repurchased by the Seller pursuant to the terms of this Agreement.
“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac or GNMA, as applicable.
“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).
“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Asset Guidelines.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller Party, Guarantor, Servicer or any other Person with respect to a Purchased Asset or Contributed Asset, as applicable. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Asset or Contributed Asset, as applicable and any other instruments necessary to document or service or manage a Purchased Asset or Contributed Asset, as applicable.
“Reference Rate” means LIBOR, or a Successor Rate pursuant to Section 5(c) of this Agreement.
“Register” has the meaning assigned to such term in Section 22 hereof.
“Remittance Date” means the date on which each Servicer is required to remit funds to the Program Account in respect of the Purchased Assets pursuant to the applicable Servicing Agreement and Servicer Notice, as applicable.
“Release Price” means, with respect to each Contributed Asset and on any date of determination, the sum of (a) the outstanding Purchase Price for such Contributed Asset and (b) accrued unpaid Price Differential related to such Contributed Asset, as applicable, in each case, as of the date of such determination.

“REO Property” means real property acquired by or transferred to an Underlying Entity, including a Mortgaged Property (other than a BPL – Multi-Family) acquired through foreclosure of a Purchased Mortgage Loan or Contributed Mortgage Loan or by deed in lieu of such foreclosure, the fee title of which is held by the applicable Underlying Entity.
“REO Repurchase Assets” has the meaning assigned thereto in Section 8.a(3) hereof.
“Re-Performing Mortgage Loan” means a Mortgage Loan (other than a Second Lien Mortgage Loan, HELOC, HECM Loan, Private Label Reverse Mortgage Loan or BPL – Multi-Family) that was previously a Non-Performing Mortgage Loan that is less than sixty (60) days past due as of the last day of a calendar month immediately preceding such date of determination.
“Repledge Transaction” has the meaning set forth in Section 18 hereof.
“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement and Section 18 hereof.
“Reporting Date” means the Business Day prior to the Payment Date as determined in accordance with clause (b) of the definition thereof.
“Repurchase Assets” has the meaning assigned thereto in Section 8.a(3) hereof.
“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4.a hereof or (c) the date determined by application of Section 16 hereof.
“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Administrative Agent for the benefit of Buyers to Seller or its designee upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the outstanding Purchase Price and the accrued but unpaid Price Differential invoiced as of the date of such determination or a portion of which may be repaid in connection with an Optional Prepayment by application of the related proceeds.
“Request for Certification” means a notice sent to the Custodian reflecting the sale or contribution of one (1) or more Purchased Mortgage Loans or Contributed Assets to Administrative Agent for the benefit of Buyers hereunder.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means as to any Person, the chief executive officer, treasurer, or, with respect to financial matters, the chief financial officer of such Person.
“Restricted Cash” means for any Person, any amount of cash of such Person that is subject to a lien or other encumbrance or is contractually required to be set aside, segregated or otherwise reserved.
“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
“Scratch and Dent Mortgage Loan” means a first lien Mortgage Loan that (i) is a Mortgage Loan that is eligible for a Transaction and is eligible for sale to a Take-out Investor (other than the Agencies) at the time it becomes a Purchased Asset; (ii) has never had a delinquent payment; (iii) has never had any compliance defects; and (iv) is acceptable to Buyers or Administrative Agent in their sole discretion.
“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seasoned Performing Loan” means a Mortgage Loan that (i) is not a Non-Performing Mortgage Loan, Re-Performing Mortgage Loan, Business Purpose Mortgage Loan, HELOC, HECM Loan, Early Buyout Loan or Private Label Reverse Mortgage Loan and (ii) for which no payment of principal or interest has been [***] or more days delinquent (determined using the Mortgage Bankers Association method of delinquency) at any time during the [***] period preceding any date of determination.
“Second Lien Mortgage Loan” means a closed-end Mortgage Loan or HELOC secured by a second lien on the related Mortgaged Property.
“Seller” means Home Point Financial Corporation or its permitted successors and assigns.
“Seller Party” means each Seller and each Underlying Entity.
“Seller Repurchase Assets” has the meaning assigned thereto in Section 8.a(1) hereof.
“Servicer” means Seller or Subservicer.
“Servicer Account” means with respect to Purchased Mortgage Loans and Contributed Assets serviced by any Subservicer, the account as identified in the related Servicing Agreement into which the Servicer deposits Income and related collections.
“Servicer Advance” means a Delinquency Advance or a Protective Advance.
“Servicer Notice” means any servicer notice and acknowledgement, in form and substance acceptable to Administrative Agent in its sole discretion, executed and delivered to Administrative Agent by a Subservicer as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Servicer Termination Event” means, with respect to a Subservicer, the occurrence of any of the following conditions or events:
(a)    such Subservicer becomes subject to any penalties and/or sanctions by any Governmental Authority that could materially and adversely affect such Subservicer’s ability to service the applicable Purchased Mortgage Loans or Contributed Assets in accordance with the related Servicing Agreement;
(b)    such Subservicer fails to service the Purchased Mortgage Loans and Contributed Assets subject to Transactions materially in accordance with the related Servicing Agreement in all material respects or otherwise defaults under the related Servicing Agreement or related Servicer Notice, after giving effect to any applicable notice or grace periods;
(c)    such Subservicer fails to maintain all state and federal licenses necessary to do business in any jurisdiction where Mortgaged Property or REO Property is located if such license is required, or to be in material compliance with any licensing laws of any jurisdiction where Mortgaged Property or REO Property is located applicable to such Purchased Mortgage Loans and Contributed Assets;
(d)    such Subservicer fails to maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices;
(e)    an event of default occurs under the related Servicing Agreement with respect to such Subservicer;

(f)    an Act of Insolvency shall have occurred with respect to such Subservicer; or
(g)    a Material Adverse Effect shall occur with respect to such Subservicer.
“Servicing Agreement” means each subservicing agreement entered into among Seller and a Subservicer in form and substance acceptable to Administrative Agent in its sole discretion, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Servicing Rights” means the rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or Contributed Assets or to possess related Records.
“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.
“Severance Notice” has the meaning set forth in Section 19 hereof.
“Simultaneously Funded Early Buyout Loan” means an Early Buyout Loan which Seller intends to be repurchased from GNMA substantially concurrently with the funding of the related Transaction hereunder.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
“State Agency Program Loan” means a mortgage loan originated or acquired by Seller in accordance with the applicable guidelines of, and in anticipation of sale to, the state housing authorities in Acceptable States and as approved by Administrative Agent in writing in its sole discretion.
“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subordinated Debt” means, for any Person, Indebtedness of such Person which is (a) unsecured, (b) no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (c) the payment of the principal of and interest on such Indebtedness and other obligations of such Person in respect of such Indebtedness are subordinated to the prior payment in full of the principal of and interest (including post-petition obligations) on the Transactions and all other obligations and liabilities of such Person to Administrative Agent and Buyers hereunder on terms and conditions approved in writing by Administrative Agent and all other terms and conditions of which are satisfactory in form and substance to Administrative Agent.
“Subservicer” means any subservicer engaged by a Seller Party and Servicer and approved by Administrative Agent in its sole discretion.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one (1) or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Successor Rate” means a rate determined by Administrative Agent in accordance with Section 5.c hereof.
“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any spread adjustments or other conforming changes to the timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice.
“Take-out Commitment” means a commitment of Seller to either (a) sell one (1) or more identified Mortgage Loans to a Take-out Investor or (b) (i) swap one (1) or more identified Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable.
“Take-out Investor” means (a) an Agency or (b) other institution which has made a Take-out Commitment and has been approved by Administrative Agent for the benefit of Buyers.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.
“Test Period” means any prior calendar quarter.
“Third Party Evaluator” means an appraiser approved by Administrative Agent in its sole good faith discretion.
“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Bureau of Consumer Financial Protection, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Request” means a request via email from a Seller Party to Administrative Agent notifying Administrative Agent that such Seller Party wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Purchased Assets and Contributed Assets; provided that each Purchased Asset and Contributed Asset shall be deemed to be subject to its own Transaction.
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.
“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Underlying Entity” means any subsidiary of a Seller joined hereto from time to time or its permitted successors or assigns as approved by Administrative Agent in its sole discretion.
“Underlying Entity Agreement” means those certain organizational documents of the applicable Underlying Entity.

“Underlying Entity Assignment Agreement” means any agreement pursuant to which an Underlying Entity acquires Contributed Assets.
“Underlying Entity Certificate” means any certificate evidencing 100% of the Underlying Entity Interests for an Underlying Entity.
“Underlying Entity Interests” means, with respect to each Underlying Entity, any and all of the Capital Stock in such Underlying Entity, including, without limitation, all its rights to participate in the operation or management of such Underlying Entity and all its rights to properties, assets, interests and distributions under the Underlying Entity Agreement in respect of such trust interests. “Underlying Entity Interests” also includes (i) all accounts receivable arising out of the Underlying Entity Agreement; (ii) all general intangibles arising out of the Underlying Entity Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights of the applicable Seller under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of the Underlying Entity).
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“U.S. Person” means any Person that is a “United States person” as defined in section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11.e(ii)(B) hereof.
“USDA” means the United States Department of Agriculture or any successor thereto.
“USDA Approved Lender” means a lender which is approved by the USDA to act as a lender in connection with the origination of USDA Loans.
“USDA LINC” means the USDA Lender Interactive Network Connection, together with any successor USDA electronic access portal.
“USDA Loan” means a first lien Mortgage Loan guaranteed by and originated in accordance with the criteria established by the USDA pursuant to the USDA Rural Development Guaranteed Housing Loan Program.
“USDA Loan Guaranty Agreement” means the agreement evidencing the contractual obligation of the USDA respecting the guaranty of an USDA Loan.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” means a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.
“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Value Reduction Event” has the meaning assigned to such term in the Pricing Side Letter.
“Weighted Average Pricing Rate-Base” means, with respect to all Purchased Assets and Contributed Assets as of any date of determination, an amount equal to [***].
“Weighted Average Pricing Rate-Incremental” means, with respect to all Purchased Assets or Contributed Assets as of any date of determination, an amount equal to [***].
“Wet Delivery Date” has the meaning set forth in the Pricing Side Letter.
“Wet Mortgage Loan” means a Mortgage Loan (other than an Early Buyout Loan) that Seller is selling to Administrative Agent for the benefit of Buyers simultaneously with the origination thereof.
3.Program; Initiation of Transactions
(a)    From time to time, in the sole discretion of Buyers, Administrative Agent (for the benefit of Buyers) may facilitate the purchase by Buyers from Seller certain Mortgage Loans and Contributed Assets that have been originated and/or purchased by Seller Parties. This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Administrative Agent on behalf of Buyers to enter into Transactions with Seller. Seller hereby acknowledges that Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans and Contributed Assets shall exceed or meet the Asset Guidelines, and shall be serviced by Seller or Servicer, as applicable. The sum of the Aggregate Purchase Price-Base and the Aggregate Purchase Price-Incremental shall not exceed the Maximum Aggregate Purchase Price.
(b)    From time to time Administrative Agent, on behalf of Buyers, may purchase the Underlying Entity Certificates from Seller. From time to time and in accordance with Section 3.c below, (i) any Seller Party may request and Administrative Agent, on behalf of Buyers, may fund additional Purchase Price Increases in connection with the acquisition of additional Contributed Assets by the applicable Underlying Entity and the corresponding increases of the Purchase Price on account of the Purchased Certificates; (ii) any Seller Party may request and Administrative Agent, on behalf of Buyers, may fund additional Purchase Price Increases in connection with a request to fund additional Purchase Price for a Purchased Asset or Contributed Asset that was not purchased at the full Asset Value on the original Purchase Date and (iii) any Seller Party may request and Administrative Agent, on behalf of Buyers, may fund additional Purchase Price Increases with respect to a HELOC in connection with a Draw. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.
(c)    Seller shall request that Administrative Agent enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Request by [***] (New York City time) on the proposed Purchase Date for all Mortgage Loans and (ii) to Administrative Agent and Custodian an Asset Schedule, in accordance with the Custodial Agreement. In the event the Asset Schedule provided by a Seller Party contains erroneous computer data, is not formatted properly, or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat, or properly align the computer fields itself and resubmit the Asset Schedule as required herein.

(d)    Upon transfer of a Purchased Certificate to Administrative Agent for the benefit of Buyers as set forth herein and until termination of such Transaction as set forth herein, ownership of such Purchased Certificate is vested in the Administrative Agent on behalf of Buyers, and record title to each Contributed Asset shall be retained by applicable Underlying Entity.
(e)    With respect to a Simultaneously Funded Early Buyout Loan for which any Seller Party has submitted a Transaction Request, provided that the GNMA Haircut Amount has been remitted to the Administrative Agent, Administrative Agent shall remit the purchase price due to GNMA for such Simultaneously Funded Early Buyout Loan to Servicer. Such Seller Party shall cause Servicer to repurchase such Simultaneously Funded Early Buyout Loan from GNMA no later than the Business Day following the date of remittance of proceeds by Administrative Agent to Servicer. In the event that Servicer fails to repurchase such Simultaneously Funded Early Buyout Loan, such Seller Party shall cause Servicer to remit the Purchase Price for such Simultaneously Funded Early Buyout Loan to the Program Account within three (3) Business Days following the related Purchase Date. Notwithstanding the foregoing, when a Simultaneously Funded Early Buyout Loan is repurchased, the Purchase Date hereunder shall be deemed the date of remittance of proceeds by Administrative Agent to Servicer.
(f)    Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller Parties’ interest in the Repurchase Assets shall pass to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to Seller Parties. Upon transfer of the Purchased Assets to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions as set forth in Section 4 or 16 hereof, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in the Buyers identified under the Administration Agreement. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Assets shall be held by the Administrative Agent for the benefit of Buyers, as more particularly set forth in the Administration Agreement.
(g)    With respect to each Wet Mortgage Loan, by no later than the Wet Delivery Date, Seller shall cause the related Settlement Agent to deliver to the Custodian the remaining documents in the Asset File, as more particularly set forth in the Custodial Agreement.
4.Repurchase; Conversion to REO Property
(a)    Seller shall repurchase the related Purchased Assets from Administrative Agent for the benefit of Buyers on each related Repurchase Date. In addition, Seller may repurchase Purchased Assets without penalty or premium on any date. If Seller intends to make such a repurchase, Seller shall give same day prior written notice to Administrative Agent, designating the Purchased Assets to be repurchased. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset or Contributed Asset (but Liquidation Proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Asset on each Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Assets and Contributed Assets from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date and Administrative Agent or its designee shall make such Purchased Asset available to Seller for repurchase on the related Repurchase Date to the extent the Repurchase Price is received prior to [***] (New York City time).
(b)    When the Contributed Assets supporting a portion of the Purchase Price of the Transaction related to a Purchased Certificate is desired to be sold or otherwise liquidated, the Seller shall make payment to Administrative Agent in order to prepay the Repurchase Price (an “Optional Prepayment”) in an amount equal to the Release Price on each date such Contributed Assets are desired to be sold or otherwise liquidated (each, an “Optional Prepayment Date”). Such payment shall serve as a partial prepayment of the Repurchase Price in connection with the Transaction in respect of the related Purchased Certificate. Seller shall pay the Optional

Prepayment and take (or cause its designee to take) physical possession of the Contributed Assets from the Underlying Entity or its designee (including the Custodian) at the Seller’s expense on the related Optional Prepayment Date.
(c)    Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Payment Date) upon repurchase of the Purchased Assets or Contributed Assets, as applicable, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Assets and other Repurchase Assets related thereto, as applicable.
(d)    With respect to a Liquidated Asset, the related Seller Party agrees to, within one (1) Business Day of such liquidation, (i) provide Administrative Agent with a copy of a report from the applicable Servicer (or Seller Party if Seller Party is the Servicer) indicating that such Purchased Mortgage Loan or Contributed REO Property has been liquidated, (ii) remit or cause the Servicer to remit the Repurchase Price or Optional Prepayment, as applicable in accordance herewith and (iii) provide Administrative Agent a notice specifying each Purchased Mortgage Loan or Contributed Asset that has been liquidated. Provided that no Event of Default shall have occurred and is continuing, Administrative Agent acting on behalf of Buyers agrees to permit the release of the Liquidated Asset to the applicable Seller Party concurrently with receipt of confirmation that proceeds have been received by Seller Party or the applicable Servicer.
(e)    With respect to a Purchased Mortgage Loan or Contributed Mortgage Loan becoming a REO Property as contemplated by Section 8 hereof, Seller shall, on the next subsequent Reporting Date, (i) notify Administrative Agent in writing that such Purchased Mortgage Loan or Contributed Mortgage Loan has become a REO Property and the value attributed to such Contributed REO Property by Seller; (ii) deliver to Administrative Agent and Custodian an Asset Schedule with respect to such REO Property; (iii) be deemed to make the representations and warranties listed on Schedule 1-B hereto with respect to such REO Property; and (iv) without limiting the requirements set forth in the definition of Asset Value, deliver to Administrative Agent a true and complete copy of a BPO of such REO Property dated no greater than [***] from such date. The acquisition of such Contributed REO Property by the applicable Underlying Entity shall result in an applicable change in the value of the Underlying Entity Certificate (as determined in accordance with the definition of Asset Value) and any Purchase Price Increase or Margin Deficit attributed to any change in category shall be paid by the Seller.
5.Price Differential
(a)    On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential for the preceding Pricing Period shall be settled in cash on each related Payment Date. [***] Business Days prior to the Payment Date, Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Seller shall pay to Administrative Agent the Price Differential for the benefit of Buyers for such Payment Date (along with any other amounts then due and owing pursuant to Section 7 hereof, and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds.
(b)    If Seller fails to pay all or part of the Price Differential by [***] (New York City time) on the related Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Administrative Agent for the benefit of Buyers.
(c)    If prior to any Payment Date, Administrative Agent determines in its sole discretion that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR, LIBOR is no longer in existence, or the administrator of LIBOR or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt notice thereof to Seller, whereupon the rate for such period that will replace LIBOR for such period, and for all subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (ii) [***], together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its sole discretion (any such rate, a “Successor Rate”). If Administrative Agent shall exercise its rights under this Section 5.c, then Seller shall have the right to terminate this Agreement and all Transactions hereunder upon [***] prior written notice to Administrative Agent by payment in full to Administrative Agent of the then outstanding Repurchase Price of all Purchased Assets without payment of penalty. For the avoidance of doubt, no Make Whole Amount shall be due for the month in which Seller terminates this Agreement and repurchases all Transactions hereunder pursuant to this this Section 5.c.
6.Margin Maintenance; Reallocation of Purchase Price
(a)    If at any time the outstanding Purchase Price of any Purchased Asset and Contributed Asset subject to a Transaction is greater than the Asset Value of such Purchased Asset and Contributed Asset subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).
(b)    Notice delivered pursuant to Section 6.a above may be given by any written or electronic means. Any notice given (i) before [***] (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than [***] (New York City time) on such Business Day and (ii) after [***] (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than [***] (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller. Any cash transferred to Buyer pursuant to Section 6.b shall be credited to the Repurchase Price of the related Transaction.
(c)    In the event that a Margin Deficit exists with respect to any Purchased Asset or Contributed Asset, Administrative Agent may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent against the related Margin Deficit and (ii) may be applied by Administrative Agent against the Repurchase Price of any such Purchased Asset or Contributed Asset for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.
7.Income Payments
(a)    If Income is paid in respect of any Purchased Asset or Contributed Asset during the term of a Transaction, such Income shall be held in trust for the Administrative Agent and Buyers and shall constitute the property of the applicable Buyers except for tax purposes as to which it shall be treated as income and property of Seller.
(b)    Seller shall, and to the extent it engages a Subservicer shall cause such Subservicer to, deposit all applicable Income with respect to Purchased Assets and Contributed Assets into the related Custodial Account and Servicer Account, as applicable, in accordance with the applicable Servicing Agreement and Servicer Notice.

(c)    Provided no Event of Default has occurred and is continuing, and the Price Differential has been paid to Administrative Agent for the benefit of Buyers in accordance with Section 5 hereof, Seller shall be entitled to the remittance of all Income related to Purchased Assets and Contributed Assets that are Agency Mortgage Loans and Non-Agency Mortgage Loans.
(d)    If any Event of Default has occurred and is continuing, with respect to Agency Mortgage Loans, Non-Agency Mortgage Loans and Early Buyout Loans, Seller shall remit all Income in its possession to the Program Account.
(e)    Provided no Event of Default has occurred and is continuing other than Agency Mortgage Loans, Non-Agency Mortgage Loans and Early Buyout Loans, Seller shall and to the extent it engages a Subservicer shall cause such Subservicer to deposit all Income (net of any servicing fees and advances then due and owing pursuant to the terms of the applicable Servicing Agreement related to such Subservicer) to the Program Account (x) with respect to any Subservicer, on each Remittance Date and (y) to the extent Seller is the Servicer, within two (2) Business Days of receipt thereof.
(f)    Notwithstanding any provision to the contrary in this Section 7, within three (3) Business Days of receipt by Seller or any Subservicer of any prepayment of principal in full, with respect to a Purchased Asset or Contributed Asset, Seller shall or shall cause such Subservicer to remit such amount to the Program Account and Administrative Agent shall immediately apply any such amount received by Buyers or the Administrative Agent to reduce the amount of the Repurchase Price due upon termination of the related Transaction.
(g)    With respect to each Early Buyout Loan, the Nominee shall be listed as the mortgagee of record. All Income (including, without limitation, claims and proceeds) received from HUD, VA or USDA, as applicable, on account of each Early Buyout Loan shall be deposited into the Clearing Account within one (1) Business Day of receipt thereof. Seller shall and shall cause the Nominee to remit all such funds from the Clearing Account to the Custodial Account within two (2) Business Days. To the extent HUD, VA or USDA deducts any amounts owing to it by Seller, any Servicer or Nominee, Seller shall (A) give prompt written notice thereof to Administrative Agent and (B) within one (1) Business Day following settlement date of the claim, deposit such deducted amounts into the Custodial Account.
(h)    Provided that no Event of Default has occurred and is continuing, on each Repurchase Date, Administrative Agent shall remit all Income received with respect to the Purchased Assets and Contributed Assets to the Program Account as follows:
(i)    first, to Administrative Agent, for the benefit of the applicable Buyers, in reduction of the Repurchase Price of any liquidation, pay-off or repurchase of any Purchased Asset up to the amount advanced by Administrative Agent on behalf of Buyers;
(ii)    second, without limiting the rights of Administrative Agent under Section 6 hereof, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit; and
(iii)    third, to, or at the direction of Sellers, any remaining amounts.
(i)    Provided that no Event of Default has occurred and is continuing, on each Payment Date, Administrative Agent shall remit all Income received to the Program Account with respect to the Purchased Assets and Contributed Assets as follows:
(i)     first, to Administrative Agent, for the benefit of Buyers, in payment of any accrued and unpaid Price Differential, to the extent not paid by Seller to Administrative Agent pursuant to Section 5 hereof;

(ii)    second, to Administrative Agent, for the benefit of the applicable Buyers, in reduction of the Repurchase Price of any liquidation, pay-off or repurchase of any Purchased Asset up to the amount advanced by Administrative Agent on behalf of Buyers;
(iii)    third, without limiting the rights of Administrative Agent under Section 6 hereof, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;
(iv)    fourth, to the payment of all other Obligations then due and owing to Administrative Agent and Buyers pursuant to this Agreement; and
(v)    fifth, to, or at the direction of Seller, any remaining amounts.
(j)    On the Termination Date or upon the occurrence of an Event of Default that has occurred and is continuing, all Income received with respect to the Purchased Assets and Contributed Assets shall be allocated as directed by Administrative Agent as follows:
(i)    first, to Administrative Agent in payment of any accrued and unpaid Price Differential, to the extent not paid by the Seller to Administrative Agent pursuant to Section 5;
(ii)    second, to Administrative Agent, for the benefit of the applicable Buyers, in reduction of the Repurchase Price of any liquidation, pay-off or repurchase of any Purchased Asset up to the amount advanced by Administrative Agent on behalf of Buyers;
(iii)    third, without limiting the rights of Administrative Agent under Section 6 hereof, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;
(iv)    fourth, to the payment of all other Obligations until paid in full; and
(v)    fifth, to, or at the direction of Seller, any remaining amounts.
(k)    To the extent that Administrative Agent receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Purchased Asset or Contributed Asset, the Administrative Agent shall promptly apply such funds to the Repurchase Price of the Purchased Asset or Contributed Asset purchased by such Take-out Investor and shall promptly remit any excess to the applicable Seller.
8.Security Interest
(a)    Repurchase Assets.
(i)    On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Asset Schedule or delivered to the Administrative Agent for the benefit of Buyers and Repledgees. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent for the benefit of Buyers as security for the performance by Seller of the Obligations and hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers a fully perfected first priority security interest in the Purchased Assets, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Records solely to the extent related to such Purchased Assets, and all related Servicing Rights, the rights to reimbursement of Servicer Advances, solely with respect to such Purchased Assets, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Assets and related Contributed Assets), each Underlying Entity Agreement to the extent assignable and to the extent related to such Purchased Assets, the obligations of Seller to deliver and convey each Contributed Asset to the applicable Underlying Entity, any related Take-out Commitment (to the extent assignable), any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property (to the extent assignable), including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance and FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and USDA Loan Guaranty Agreements (if any, including for the avoidance of doubt all debenture interest payable by HUD on account of any Early Buyout Loan), Income, Interest Rate Protection Agreements (to the extent assignable and related to the Purchased Assets), accounts (including any interest of Seller in escrow accounts) relating solely to any Purchased Asset, the Custodial Account and all amounts deposited therein, each Holdback Account and any amounts deposited therein, instruments, payments, rights to payment (including payments of interest or finance charges), any contract rights, general intangibles and other assets, in each case, relating solely to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Seller Repurchase Assets”).
(ii)    On each Purchase Date, the applicable Underlying Entity hereby sells, assigns and conveys all rights and interests in the Contributed Mortgage Loans identified on the related Asset Schedule or delivered to the Administrative Agent for the benefit of Buyers and Repledgees. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, such Underlying Entity hereby pledges to Administrative Agent for the benefit of Buyers as security for the performance by such Underlying Entity of the Obligations and hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers a fully perfected first priority security interest in the Contributed Mortgage Loans, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Contributed Mortgage Loans, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and such Underlying Entity’s right thereunder relate to the related Contributed Mortgage Loans), the applicable Underlying Entity Agreement, any related Take-out Commitment, any Property relating to the Contributed Mortgage Loans, all insurance policies and insurance proceeds relating to any Contributed Mortgage Loan or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance and FHA Mortgage Insurance Contracts, VA Loan Guaranty Agreements and USDA Loan Guaranty Agreements (if any), Income, Interest Rate Protection Agreements, accounts (including any interest of such Underlying Entity in escrow accounts) relating to any Contributed Mortgage Loan, the Custodial Account and all amounts deposited therein, instruments, payments, rights to payment (including payments of interest or finance charges), any contract rights, general intangibles and other assets, in each case, relating to the Contributed Mortgage Loans (including, without limitation, any other accounts) or any interest in the Contributed Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Contributed Repurchase Assets”).
(iii)    In order to further secure the Obligations hereunder, each Underlying Entity hereby grants, assigns and pledges all rights and interests in the Contributed REO Properties identified on the related Asset Schedule or delivered to the Administrative Agent for the benefit of Buyers and Repledgees. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, such Underlying Entity hereby pledges to Administrative Agent for the benefit of Buyers as security for the performance by such Underlying Entity of the Obligations and hereby grants, assigns and pledges to Administrative Agent for the benefit of Buyers a fully perfected first priority security interest in the Contributed REO Properties, the Records, and all related Servicing Rights, the Program Agreements (to the extent such Program Agreements and such Underlying Entity’s right thereunder relate to the Contributed REO Properties), the applicable Underlying Entity Agreement, the obligations of such Underlying Entity to deliver and convey each Contributed REO Property to such Underlying Entity, any related Take-out Commitment, any REO Property relating to the Contributed REO Properties, all insurance policies and insurance proceeds relating to any Contributed REO Property or the related REO Property, including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance (if any), Income, Interest Rate Protection Agreements, accounts (including any interest of such Underlying Entity in escrow accounts) relating to any Contributed REO Property, the Custodial Account and all

amounts deposited therein, instruments, payments, rights to payment (including payments of interest or finance charges), any contract rights, general intangibles and other assets, in each case, relating to the Contributed REO Properties (including, without limitation, any other accounts) or any interest in the Contributed REO Properties, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “REO Repurchase Assets” and together with the Seller Repurchase Assets and the Contributed Repurchase Assets, the “Repurchase Assets”).
(b)    Acquisition of REO Property. If an Underlying Entity acquires any REO Property by acquiring any Mortgage Note in connection with the foreclosure of the related Purchased Mortgage Loan or Contributed Asset, transferring the real property underlying the Mortgage Note in lieu of foreclosure or otherwise transferring of such real property, such Underlying Entity shall cause such real property to be taken by deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the REO Property is located.
(c)    Servicing Rights. Each Seller Party acknowledges that it has no rights to service the Purchased Mortgage Loans or Contributed Assets, but only has rights as a party to the applicable Servicing Agreement. Without limiting the generality of the foregoing and in the event that a Seller Party is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each Seller Party grants, assigns and pledges to Administrative Agent a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
(d)    Additional Interests. If Seller shall, as a result of ownership of the Underlying Entity Interests, become entitled to receive or shall receive any certificate evidencing any Underlying Entity Interests or other equity interest, any option rights, or any equity interest in the Underlying Entity Interests, whether in addition to, in substitution for, as a conversion of, or in exchange for the Underlying Entity Interests, or otherwise in respect thereof, Seller shall accept the same as the Administrative Agent’s agent, hold the same in trust for the Administrative Agent and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Seller to the Administrative Agent, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver such Purchased Certificate re-registered in the name of Administrative Agent, to be held by the Administrative Agent subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Underlying Entity Interests upon the liquidation or dissolution of the applicable Underlying Entity, or otherwise shall be paid over to the Administrative Agent as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default, any sums of money or property so paid or distributed in respect of the Underlying Entity Interests shall be received by Seller, Seller shall, until such money or property is paid or delivered to the Administrative Agent for the benefit of Buyers, hold such money or property in trust for the Administrative Agent segregated from other funds of Seller as additional security for the Obligations. Administrative Agent shall cooperate with Seller and promptly take any action required pursuant to the applicable Program Agreements in accordance with its policies to cause any Purchased Certificate registered in the name of Administrative Agent to be re-registered and delivered to Seller upon repurchase of such Purchased Certificate by Seller.
(e)    Underlying Entity Interests as Securities. The parties acknowledge and agree that the Underlying Entity Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; Seller Parties covenant and agree that (i) the Underlying Entity Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (ii) the Underlying Entity Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the delivery of the Purchased Certificates to Administrative Agent, with the appropriate documents to transfer power, dated and executed in blank, and the pledge of all Underlying Entity Interests to Administrative Agent on behalf of Buyers.
(f)    Cash Dividends; Voting Rights. Subject to this Section, after the occurrence and continuance of an Event of Default, Administrative Agent as the holder shall exercise all voting rights with respect to the Purchased Certificates, as applicable. Prior to the occurrence and continuance of an Event of Default, the Seller shall exercise all voting rights with respect to the Purchased Certificates, but subject in all events to the consent rights of Administrative Agent as set forth in each Underlying Entity Agreement. In no event shall any vote be cast or other action taken which would impair the Repurchase Assets or Purchased Certificates, as applicable, or which would result in a violation of any provision of this Agreement. Without limiting the generality of the foregoing, Administrative Agent shall have no obligation to (i) vote to enable, or take any other action to permit the Underlying Entity to issue any Capital Stock of any nature or to issue any other Capital Stock convertible into or granting the right to purchase or exchange for any trust interests of the Underlying Entity; (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Purchased Certificates; (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Purchased Certificates, the Repurchase Assets, or any interest therein, except for the Lien provided for by this Agreement; or (iv) enter into any agreement (other than each Underlying Entity Agreement and this Agreement and any agreements contemplated hereunder) or undertaking restricting the right or ability of Seller to sell, assign or transfer any Purchased Certificate.
(g)    Financing Statements. Each Seller Party agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby. Furthermore, the Seller Parties hereby authorize the Administrative Agent to file financing statements relating to (i) the Seller Repurchase Assets as the Administrative Agent, at its option, may deem appropriate and (ii) solely with respect to Underlying Entities, the Contributed Repurchase Assets and REO Repurchase Assets, as the Administrative Agent, at its option, may deem appropriate, describing the collateral as “all assets of the Debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Contributed Repurchase Assets and REO Repurchase Assets described in this Agreement; provided, that, in each case, the Seller Parties shall have the right to review and consent to such financing statements. The Seller Parties shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.
9.Payment and Transfer
Unless otherwise mutually agreed in writing or as otherwise set forth in Section 7 hereof, all transfers of funds to be made by Seller Parties hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the following account (the “Program Account”) maintained by Administrative Agent: [***] or such other account as Administrative Agent shall specify to Seller Parties in writing. Each Seller Party acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. All Purchased Assets and Contributed Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Administrative Agent after 4:30 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.Conditions Precedent
(a)    Initial Transaction. As conditions precedent to the initial Transaction, Administrative Agent shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Administrative Agent:
(i)    Program Agreements. The Program Agreements duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(ii)    Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets, Contributed Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(iii)    Organizational Documents. A certificate of the company secretary of each of Seller Party and Guarantor substantially in form and substance acceptable to Administrative Agent in its sole good faith discretion, attaching certified copies of each Seller Party’s and Guarantor’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.
(iv)    Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party and Guarantor, dated as of no earlier than thirty (30) calendar days prior to the Effective Date.
(v)    Incumbency Certificate. An incumbency certificate of the company secretary of each Seller Party and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
(vi)    Opinion of Counsel. An opinion of each Seller Party’s and Guarantor’s counsel, as to such matters as Administrative Agent may request and in form and substance acceptable to Administrative Agent in its sole discretion, including, without limitation, with respect to (i) Administrative Agent’s lien on and perfected security interest in the Purchased Assets, Contributed Assets, and Repurchase Assets; (ii) the non-contravention, enforceability and corporate opinions with respect to each Seller Party and Guarantor, including an opinion in form and substance reasonably acceptable to Administrative Agent on behalf of Buyers, indicating that as of the date hereof, each of Seller Parties and Guarantor are not required to register as an “investment company,” as such term is defined in the Investment Company Act, as amended, and with respect to each Underlying Entity, for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof; (iii) a Bankruptcy Code opinion of counsel to each Seller Party and Guarantor with respect to the matters outlined in Section 26 hereof and the Guaranty and (iv) matters of Delaware law with respect to each Seller Party that organized under the laws of the State of Delaware and Trustee.
(vii)    Asset Guidelines. A true and correct copy of the Asset Guidelines.
(viii)    Fees. Payment of any fees due to Administrative Agent and Buyers hereunder.
(ix)    Insurance. Evidence that Seller has added Administrative Agent as an additional loss payee under the Seller’s Fidelity Insurance.
(b)    All Transactions. The obligation of the Administrative Agent for the benefit of Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
(i)    Due Diligence Review. Without limiting the generality of Section 34 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction, their due diligence review of the related Purchased Assets and Contributed Assets and Seller Parties, Guarantor and the Servicer.

(ii)    Required Documents.
(e)    With respect to each Purchased Asset which is not a Wet Mortgage Loan and Contributed Asset, the Asset File has been delivered to the Custodian in accordance with the Custodial Agreement.
(f)    With respect to each Wet Mortgage Loan, the Asset Schedule has been delivered to Administrative Agent or Custodian, as the case may be, in accordance with the Custodial Agreement.
(iii)    Transaction Documents. Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:
(g)    A Transaction Request and Asset Schedule delivered by a Seller Party pursuant to Section 3.c hereof.
(h)    The Request for Certification and the related Asset Schedule delivered by a Seller Party, and (i) with respect to Mortgage Loans other than Simultaneously Funded Early Buyout Loans, the Trust Receipt and Custodial Asset Schedule or (ii) with respect to Mortgage Loans that are Simultaneously Funded Early Buyout Loans, a preliminary Custodial Asset Schedule, in each case, delivered by Custodian.
(i)    Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.
(iv)    No Default. No Default or Event of Default shall have occurred and be continuing.
(v)    Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on the Reference Rate.
(vi)    Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by each Seller Party and Guarantor in each Program Agreement shall be true and correct on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(vii)    Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(viii)    DE Compare Ratio. To the extent FHA Loans are subject to a Transaction, the applicable Seller Party’s DE Compare Ratio is less than 250%.
(ix)    No HUD Suspension. To the extent FHA Loans are subject to a Transaction, HUD has not suspended the applicable Seller Party’s ability to originate FHA Loans in any jurisdiction.
(x)    Approval of Servicing Agreement. To the extent not previously delivered and approved, Administrative Agent shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Mortgage Loan or Contributed Asset that is subject to the proposed Transaction is to be serviced during the term of such Transaction.
(xi)    Servicer Notices. To the extent Seller Parties engage an unaffiliated Servicer to service a Purchased Asset or Contributed Asset, Seller Parties shall (i) notify Administrative Agent; (ii) deliver a fully executed Servicing Agreement in form and substance acceptable to Administrative Agent; and (iii) cause Servicer to enter into a Servicer Notice in form and substance acceptable to Administrative Agent.
(xii)    Material Adverse Effect. None of the following shall have occurred and/or is continuing:
(j)    Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;
(k)    an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such Buyer not being able to finance Purchased Assets or Contributed Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;
(l)    an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in such Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events;
(m)    there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services; or
(n)    there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.
(xiii)    Business Purpose Mortgage Loans. Solely with respect to Business Purpose Mortgage Loans:
(o)    that are BPL – Holdbacks, Administrative Agent shall have reviewed and approved the escrow arrangements and documentation therefor;
(p)    that are BPL – Holdbacks whereby the Seller Parties request the Holdback Amounts to be included in the Purchase Price prior to disbursement to the related Mortgagor, Administrative Agent shall have received the related Holdback Account Control Agreement, in form and substance acceptable to Administrative Agent, duly executed by the parties thereof; and
(q)    Administrative Agent shall have received a letter agreement, in form and substance acceptable to Administrative Agent, executed by Administrative Agent, Seller and the applicable Qualified Originator.

(xiv)    Reserved.
(xv)    Underlying Entity. With respect to any Underlying Entity to be added after the Effective Date:
(r)    The items to be delivered pursuant to Sections 10.a(1)-(5) above, as applicable;
(s)    An opinion of such Underlying Entity’s counsel, as to such matters as Administrative Agent may request and in form and substance acceptable to Administrative Agent in its sole discretion, including, without limitation, with respect to (i) Administrative Agent’s lien on and perfected security interest in the Contributed Assets and related Repurchase Assets; (ii) the non-contravention, enforceability and corporate opinions with respect to such Underlying Entity, including an opinion in form and substance reasonably acceptable to Administrative Agent on behalf of Buyers, indicating that as of the date hereof, such Underlying Entity is not required to register as an “investment company,” as such term is defined in the Investment Company Act for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof; and (iii) a Bankruptcy Code opinion of counsel to Underlying Entity with respect to the matters outlined in Section 26 hereof;
(t)    Seller shall deliver to the Administrative Agent the original of the Underlying Entity Certificate registered in the name of the Administrative Agent together with original undated transfer powers, duly executed in blank;
(u)    A joinder agreement, duly executed by the parties hereto, joining the Underlying Entity to the applicable Program Agreements;
(v)    With respect to any Underlying Entity that is not a trust, evidence that an Independent Manager has been appointed in accordance with the Underlying Entity Agreement; and
(w)    Any other document required to be delivered by Administrative Agent in form and substance acceptable to Administrative Agent.
(xvi)    Early Buyout Loans. Prior to the funding of any Transactions, the subject of which are Early Buyout Loans, Seller shall deliver to Administrative Agent a Custodial Account Control Agreement, duly executed by the parties thereto and in form and substance satisfactory to Administrative Agent.
11.Program; Costs
(a)    The Seller Parties shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable and documented out-of-pocket costs, including due diligence review costs and reasonable attorneys’ fees, incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Purchased Asset or REO Property. The Seller Parties shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any Servicer. The Seller Parties shall pay the reasonable and documented out-of-pocket fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the Program Agreements. Reasonable and documented legal fees for any subsequent amendments to this Agreement or related documents shall be borne by the Seller Parties. The Seller Parties shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses payable in accordance with any other Program Agreement. Without limiting the foregoing, the Seller Parties shall pay all fees as and when required under the Pricing Side Letter.

(b)    If any Buyer determines that, due to the introduction of, any change in, or the compliance by such Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions, then, to the extent each Seller Party and Guarantor received notice of such amounts no later than thirty (30) days after the incurrence of such costs, then each Seller Party and Guarantor may, at its option and in its sole discretion, either (i) terminate this Agreement and repurchase the Purchased Assets and pay costs or (ii) promptly pay such Buyer the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs; provided, however, that any such determination by any Buyer must also be made in a manner substantially consistent with respect to similarly situated counterparties with substantially similar assets in similar facilities.
(c)    With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to any Seller Party or Guarantor in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on each Seller Party’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10.a(5) hereof.
(d)    Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Administrative Agent for the benefit of Buyers, Seller Parties and Guarantor agrees and covenants with Administrative Agent and Buyers to reasonably enforce in a commercially reasonable manner Seller Parties’ and Guarantor’s rights and remedies with respect to parties other than Administrative Agent and Buyers set forth in the Program Agreements.
(e)    (i) Any payments made by a Seller Party or Guarantor to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If a Seller Party or Guarantor shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (1) a Seller Party or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (2) to the extent the withheld or deducted Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making such deductions and withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 11.e Administrative Agent or a Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (3) a Seller Party shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller Parties and Guarantor shall otherwise indemnify Administrative Agent and such Buyer, within ten (10) days after demand therefor, for any Indemnified Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11.e and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted by the relevant Governmental Authority.
    (ii)    Administrative Agent shall cause each Buyer and Buyer assignee and participant to deliver to a Seller Party and Guarantor, at the time or times reasonably requested by a Seller Party or Guarantor, such properly completed and executed documentation reasonably requested by a Seller Party or Guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee and participant, if reasonably requested by a Seller Party or Guarantor, to deliver such other documentation prescribed by applicable law or reasonably requested by a Seller Party or Guarantor as will enable a Seller Party or Guarantor to determine whether or not such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11.e(ii)(A), (B) and (C) below) shall not be required if in the Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall cause a Buyer or Buyer assignee or participant to deliver to each of Seller Parties and Guarantor, to the extent legally entitled to do so:
(A)    in the case of a Buyer or Buyer assignee or participant which is a U.S. Person, a properly completed and executed IRS Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;
(B)    in the case of a Buyer or Buyer assignee or participant which is not a U.S. Person: (I) a properly completed and executed IRS Form W-8BEN, W-8BENE-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of a Seller Party, Guarantor or Affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. Person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. Person is a partnership and one (1) or more direct or indirect partners of such non-U.S. Person are claiming the portfolio interest exemption, such non-U.S. Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) in the case of a Buyer or Buyer assignee or participant which is not a U.S. Person, executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit a Seller Party or Guarantor to determine the withholding or deduction required to be made.
(C)    if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Seller Parties or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by a Seller Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Seller Party as may be necessary for such Seller Party to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11.e, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
(f)    Any indemnification payable by a Seller Party or Guarantor to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes that are imposed on such Buyer or Buyer assignee or participant, as described in Section 11.e(i) hereof, shall be paid by a Seller Party or Guarantor within ten (10) days after demand therefor from Administrative Agent. A certificate as to the amount of such payment or liability delivered to a Seller Party or Guarantor by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11 with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 11.g (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 11.g, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 11.g the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.
(i)    Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and Contributed Assets as owned by Seller and the applicable Underlying Entity in the absence of an Event of Default by Seller. Administrative Agent on behalf of Buyers and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Assets and Contributed Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.
12.Servicing
(a)    Each Seller Party, on Administrative Agent’s and Buyers’ behalf, shall contract with a Servicer to, or if Seller is Servicer, Seller shall, service the Purchased Mortgage Loans and Contributed Assets consistent with the degree of skill and care that such Seller Party customarily requires with respect to similar Mortgage Loans and Contributed Assets owned or managed by it and in accordance with Accepted Servicing Practices. Each Seller Party shall ensure that Servicer (i) complies with all applicable federal, state and local laws and regulations, (ii) maintains all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) does not impair the rights of Administrative Agent or Buyers in any Purchased Mortgage Loan or Contributed Asset or any payment thereunder. Administrative Agent may terminate the servicing of any Purchased Mortgage Loan or Contributed Asset with the then existing Servicer in accordance with Section 12.e hereof.
(b)    With respect to Mortgage Loans other than BPL – Holdbacks, Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller and Servicer with respect to any Purchased Assets or Contributed Assets in trust accounts and shall apply the same for the purposes for which such funds were collected. With respect to BPL –

Holdbacks, Seller shall and shall cause the originator or Servicer to hold or cause to be held all Holdback Amounts collected by the Seller or Servicer with respect to any Purchased Assets in the Holdback Account and shall apply the same to improve and rehabilitate the related Mortgaged Property.
(c)    On the Remittance Date, Seller shall and shall cause each Servicer to deposit all Income (net of any servicing fees and advances then due and owing pursuant to the terms of the applicable Servicing Agreement) received by such Servicer on the Purchased Assets in the Program Account.
(d)    Other than if the Servicer is a Seller Party, Seller Parties shall provide promptly to Administrative Agent a Servicer Notice, addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans and Contributed Assets, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and Buyers’ interest in such Purchased Mortgage Loans and Contributed Assets and the Servicer’s agreement that upon receipt of notice of an Event of Default that has occurred and is continuing from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and Contributed Assets and any related Income with respect thereto.
(e)    Upon the occurrence and continuance of an Event of Default hereunder, a Servicer Termination Event or a material default under the Servicing Agreement, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans and Contributed Assets under the Servicing Agreement without payment of any penalty or termination fee as set forth in the related Servicer Notice. Seller Parties and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans and Contributed Assets to a successor servicer appointed by Administrative Agent on behalf of Buyers in its sole discretion. For the avoidance of doubt, any termination of the Servicer’s rights to service by the Administrative Agent as a result of the occurrence and continuation of an Event of Default shall be deemed part of an exercise of the Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.
(f)    If a Seller Party should discover that, for any reason whatsoever, such Seller Party or any entity responsible to a Seller Party for managing or servicing any such Purchased Mortgage Loans or Contributed Assets has failed to perform fully a Seller Party’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans and Contributed Assets, such Seller Party shall promptly notify Administrative Agent.
(g)    For the avoidance of doubt, with respect to Purchased Mortgage Loans and Contributed Assets sold or contributed on a servicing released basis, no Seller Party retains economic rights to the servicing of the Purchased Mortgage Loans and Contributed Assets; provided that the Seller Parties shall and shall cause the Servicer to continue to service the Purchased Mortgage Loans and Contributed Assets hereunder as part of the Obligations hereunder. As such, the Seller Parties expressly acknowledge that the Purchased Mortgage Loans and Contributed Assets are sold or contributed to Administrative Agent for the benefit of Buyers on a “servicing released” basis with such servicing retained by the Servicer.
13.Representations and Warranties
(a)    Each Seller Party represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:
(i)    Seller Party Existence. Each Seller Party has been duly organized, is validly existing and is in good standing under the laws of the state of its jurisdiction.

(ii)    Licenses. Each Seller Party is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable material federal, state or local laws, rules and regulations.
(iii)    Power. Each Seller Party has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.
(iv)    Due Authorization. Each Seller Party has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by each Seller Party, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against each Seller Party in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(v)    Financial Statements. The Seller has heretofore furnished to Administrative Agent a copy of (a) its consolidated balance sheet for the most recent fiscal year-end, and the related consolidated statements of income and retained earnings and of cash flows for the Seller for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally recognized accounting firm reasonably acceptable to Administrative Agent and (b) its consolidated balance sheet for the most recent quarterly fiscal period of the Seller and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements) applied on a consistent basis. Since the most recent fiscal quarter-end, there has been no material adverse change in the consolidated business, operations or financial condition of the Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. The Seller has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent in writing.
(vi)    Reserved.
(vii)    Solvency. Each Seller Party is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. The sale of the Purchased Assets to Administrative Agent for the benefit of Buyers will not cause the Seller to incur debts beyond its ability to pay such debts as they mature or is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by the Seller Parties upon the sale of the Purchased Assets to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Assets. The Seller Parties are not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.
(viii)    No Conflicts. The execution, delivery and performance by each Seller Party of each Program Agreement do not conflict with any term or provision of the formation or other governing documents of such Seller Party or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to such Seller Party of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect.
(ix)    True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of each Seller Party, any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of such Seller Party or any Affiliate or officer thereof, and the negotiation, preparation, or delivery of the Program Agreements, as of the date of delivery to Administrative Agent or Buyers, when taken as a whole do not contain any untrue statement of material fact or omit to state any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.
(x)    Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by any Seller Party of each Program Agreement or if required, such consent, approval, authorization or order of, registration or filing has been obtained on or prior to the Closing Date, except for any filings and recordings in respect of the Liens created pursuant to the Program Agreements.
(xi)    Litigation. There is no action, proceeding or investigation pending with respect to which any Seller Party has received service of process or, to the knowledge of a Responsible Officer of a Seller Party threatened in writing against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by any Program Agreement, (C) making a non-frivolous claim individually in an amount greater than (i) with respect to Seller, $[***] and (ii) with respect to an Underlying Entity, $[***]; provided, that, this clause (C) shall not include any routine actions brought by or on behalf of an individual Mortgagor with respect to which Seller is acting in its capacity as servicer (which shall include without limitation, contested foreclosures, contested actions or bankruptcy proceedings) or (D) which would be reasonably likely to materially and adversely affect the validity of a material portion of the Mortgage Loans, Purchased Certificates or REO Property or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
(xii)    Reserved.
(xiii)    Ownership. The Seller has not assigned, pledged, or otherwise conveyed or encumbered the Purchased Assets to any other Person, and immediately prior to the sale of the Purchased Assets to the Administrative Agent on behalf of the Buyers, Seller was the sole owner of the Purchased Assets and had good and marketable title thereto, free and clear of all Liens, in each case expect for Liens to be released simultaneously with the sale to Administrative Agent and Buyers hereunder.
(xiv)    Asset Guidelines. The Asset Guidelines provided to Administrative Agent are the true and correct Asset Guidelines of the applicable Seller Party except as otherwise modified pursuant to the terms of this Agreement.
(xv)    Taxes. Each Seller Party and its Subsidiaries have timely filed all federal tax returns and all other material tax returns that are required to be filed by them and have paid all material taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(xvi)    Investment Company. No Seller Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act and with respect to each Underlying Entity for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof.
(xvii)    Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller Parties’ chief executive office, is, and has been, located at 2211 Old Earhart Road, Suite 250, Ann Arbor, Michigan 48105. On the Effective Date, Seller Parties’ jurisdiction of organization is the State of New Jersey. Seller Parties shall provide Administrative Agent with [***] advance notice of any change in any Seller Parties’ principal office or place of business, legal name or jurisdiction. No Seller Party has a trade name. During the preceding five (5) years, no Seller Party filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
(xviii)    Location of Books and Records. The location where Seller Parties keep their books and records, including all computer tapes and records relating to the Purchased Assets, Contributed Assets and the related Repurchase Assets, other than any such books, records or computer tapes held by the Custodian, is its chief executive office.
(xix)    Reserved.
(xx)    ERISA. Each Plan to which each Seller Party or its Subsidiaries make direct contributions, and, to the knowledge of such Seller Party, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
(xxi)    Adverse Selection. No Seller Party has selected the Purchased Assets or Contributed Assets in a manner so as to adversely affect Buyers’ interests.
(xxii)    Reserved.
(xxiii)    Indebtedness. The Indebtedness of each Seller Party is set forth on Exhibit D hereto, as updated from time pursuant to the Officer’s Compliance Certificate.
(xxiv)    Agency Approvals. To the extent any Purchased Asset consists of an Agency Security or Agency Mortgage Loan, with respect to each Agency Security and to the extent necessary, the applicable Seller Party is (i) an FHA Approved Mortgagee; (ii) a VA Approved Lender; (iii) approved by GNMA as an approved lender and approved issuer; (iv) approved by Fannie Mae as an approved seller/servicer; (v) approved by Freddie Mac as an approved seller/servicer and/or (vi) approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, such Seller Party is in good standing, with no event having occurred or such Seller Party having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make such Seller Party unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. Should such Seller Party for any reason cease to possess all such applicable approvals, or should notification of the occurrence of any event that would impact Seller’s good standing or otherwise materially restrict Seller’s Agency Approvals in any manner to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller Parties shall so notify Administrative Agent within [***] in writing.
(xxv)    No Reliance. Each Seller Party has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller Party is relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(xxvi)    Plan Assets. No Seller Party is an “employee benefit plan” as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR § 2510.3- 101, as amended by Section 3(42) of ERISA, in Seller’s hands, and the Transactions contemplated by this Agreement are not in violation of any state or local statute, applicable to a Seller Party, that regulates investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA and that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.

(xxvii)    No Prohibited Persons. No Seller Party nor, to the knowledge of Seller, any of their Subsidiaries, officers, directors, partners or members, is a Person (or to such Seller Party’s knowledge, fifty percent (50%) or greater owned by a Person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, https://www.treasury.gov/ofac/downloads/sdnlist.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
(xxviii)    Compliance with 1933 Act. Except as contemplated herein, no Seller Party nor anyone acting on its behalf has offered, transferred, pledged, sold, or otherwise disposed of any Purchased Certificate, any interest in any Purchased Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge, or other disposition of any Purchased Certificate, any interest in any Purchased Certificate or any other similar security from, or otherwise approached or negotiated with respect to any Purchased Certificate, any interest in any Purchased Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of any certificate under the 1933 Act or which would render the disposition of any Purchased Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
(b)    With respect to each Purchased Asset and Contributed Asset, each Seller Party represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1-A, 1-B and 1-C, hereto is true and correct in all material respects.
(c)    The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets (including the beneficial interests in the Contributed Assets) to Administrative Agent for the benefit of Buyers and to each Buyer and shall continue for so long as the Purchased Assets and Contributed Assets are subject to this Agreement. Upon discovery by a Responsible Officer of Seller Party, Servicer or Administrative Agent of that any of the representations or warranties set forth in this Agreement was untrue when made, the discovering party shall promptly give notice of such discovery to the others. Administrative Agent has the right to require, such Seller Party to repurchase or remit the Release Price within one (1) Business Day after receipt of notice from Administrative Agent any Purchased Asset or Contributed Asset for which a breach of one or more of the representations and warranties referenced in Section 13.b hereof exists and which breach has a material adverse effect on the value of such Mortgage Loan or the interests of Administrative Agent or Buyers, and such repurchase shall occur within one (1) Business Day after receipt of notice from Administrative Agent requesting the same.
14.Covenants
Each Seller Party covenants with Administrative Agent and Buyers that, during the term of this facility:
(a)    Litigation. To the extent not prohibited from disclosing, Seller, in the Officer’s Compliance Certificate and with such information provided as noted in the applicable Schedule to the Officer’s Compliance Certificate, shall provide Administrative Agent a list of all material litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which, to the knowledge of a Responsible Officer of Seller, are threatened in writing or pending) before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a non-frivolous claim individually in an amount greater than (x) with respect to Seller, $[***] and (y) with respect to an Underlying Entity, $[***]; provided, that, this clause (ii) shall not include any routine actions brought by or on behalf of an individual Mortgagor with respect to which Seller is acting in its capacity as servicer (which shall include without limitation, contested foreclosures, contested actions or bankruptcy proceedings) or (iii) which, individually or in the aggregate, would be reasonably likely to have a Material Adverse

Effect. Each Seller Party will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
(b)    Prohibition of Fundamental Changes. No Seller Party, without the prior written consent of Buyer, shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that a Seller Party may merge or consolidate with any other Person if the Seller Party is the surviving corporation; and provided further, that if after giving effect thereto, no Event of Default would exist hereunder.
(c)    Servicing. No Seller Party shall cause the Purchased Assets or Contributed Assets to be serviced by any Servicer other than a Servicer expressly approved in writing by Administrative Agent on behalf of Buyers. For the avoidance of doubt, the Seller is an approved servicer.
(d)    Insurance. Seller shall obtain and maintain insurance with responsible companies in such amounts and against such risks as are customarily carried by business entities engaged in similar businesses similarly situated, including without limitation, the insurance required to be obtained and maintained by each Agency pursuant to the Agency Guides, and will furnish Administrative Agent on request information as to such insurance as reasonably requested by Administrative Agent, and provide within [***] after receipt of such reasonable request the certificates or other documents evidencing renewal of each such policy. Seller shall continue to maintain, for itself and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to such amount as is required by each Agency.
(e)    No Adverse Claims. Each Seller Party warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets, Contributed Assets and the related Repurchase Assets against all adverse claims and demands.
(f)    Reserved.
(g)    Security Interest. Seller Parties shall do all things necessary to preserve the Purchased Assets, Contributed Assets and the related Repurchase Assets, as applicable, so that they remain subject to a first priority perfected security interest hereunder.
(h)    Records.
(i)    Seller Parties shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and Contributed Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and Contributed Assets, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Seller’s, Servicer’s or Custodian’s possession or control unless pursuant to the Custodial Agreement or Administrative Agent otherwise approves. Except in accordance with the Custodial Agreement, no Seller Party shall allow any such papers, records or files that are an original or an only copy to leave Seller’s, Servicer’s or Custodian’s possession or control, except for individual items removed in connection with servicing a specific Purchased Asset or Contributed Asset, in which event such Seller Party will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.
(ii)    For so long as Administrative Agent has an interest in or lien on any Purchased Asset and Contributed Asset, each Seller Party will hold or cause to be held all related Records in trust for Administrative Agent. Each Seller Party shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.
(iii)    Upon reasonable advance notice from Custodian or Administrative Agent, each Seller Party shall (x) make any and all such Records available to Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of such Seller Party with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of such Seller Party with its independent certified public accountants.
(i)    Books. Each Seller Party shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer or contribution, as applicable, of Purchased Assets and Contributed Assets to Administrative Agent for the benefit of Buyers.
(j)    Approvals. Each Seller Party shall maintain all licenses, permits or other approvals necessary for such Seller Party to conduct its business and to perform its obligations under the Program Agreements except where failure to so maintain would not result in a Material Adverse Effect.
(k)    Material Change in Business. No Seller Party shall make any material change in the nature of its business as carried on at the date hereof without consent of Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), it being understood that Seller may engage in business lines and transactions related to the mortgage banking and/or lending business or businesses ancillary to the mortgage banking and/or lending business and/or the servicing of Mortgage Loans. For the avoidance of doubt, the acquisition by Seller of a mortgage origination business, by itself would not be considered a material change for purposes of this Section 14.k.
(l)    Asset Guidelines. Seller shall promptly inform Administrative Agent in writing of any material modifications to the Asset Guidelines that relate to Non-Agency Non-QM Mortgage Loans and shall promptly deliver to Administrative Agent a complete copy of the amended or modified Asset Guidelines.
(m)    Distributions. If an Event of Default has occurred and is continuing or a Margin Deficit exists, no Seller Party shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Seller Party.
(n)    Applicable Law. Each Seller Party shall comply with the requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority.
(o)    Existence. Each Seller Party shall preserve and maintain (i) its legal existence and (ii) all of its material rights, privileges, licenses and franchises, except where the lack of such rights, privileges, licenses or franchises would not be reasonably likely to have a Material Adverse Effect.
(p)    Chief Executive Office; Jurisdiction of Organization. Seller Parties shall not move their chief executive office from the address referred to in Section 13.a(17) hereof, change its jurisdiction of organization from the jurisdiction referred to in Section 13.a(17) hereof or change its name or organizational identification number, unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.
(q)    Taxes. Each Seller Party shall timely file all federal tax returns and other material tax returns that are required to be filed by it and shall timely pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
(r)    Transactions with Affiliates. Except as contemplated by the Program Agreements, no Seller Party shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements or (b) in the ordinary course of such Seller Party’s business.
(s)    Guarantees. No Seller Party shall create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $[***] without providing prior written notice to Administrative Agent.
(t)    Indebtedness. Except with respect to increases in amounts of existing Indebtedness, no Seller Party shall incur any additional material Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances, (other than (i) Indebtedness existing on the Effective Date and (ii) usual and customary accounts payable for a mortgage company) without prior written notice to Administrative Agent.
(u)    Hedging. Each Seller Party, as applicable, has entered into Interest Rate Protection Agreements or other arrangements with respect to the Purchased Assets, having terms with respect to protection against fluctuations in interest rates consistent with prevailing market standards in effect at the time such arrangements are entered into.
(v)    True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of each Seller Party, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of such Seller Party as of the date of delivery to Administrative Agent or Buyers, when taken as a whole, do not contain any untrue statement of material fact and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by each Seller Party to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.
(w)    Take-out Payments. To the extent any Agency Mortgage Loan is subject to a Transaction, Seller shall arrange that all payments under the related take-out commitment shall be paid directly to Administrative Agent at the account set forth in Section 9 hereof, or to an account approved by Administrative Agent in writing prior to such payment. With respect to any take-out commitment with an Agency, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Administrative Agent’s wire instructions or Administrative Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, shall be identical to the Payee Number that has been identified by Administrative Agent in writing as Administrative Agent’s Payee Number or Administrative Agent has previously approved the related Payee Number in writing in its sole discretion.
(x)    Agency Approvals. To the extent any Transaction consists of an Agency Mortgage Loan, the applicable Seller Party shall maintain its status with each Agency as set forth in Section 13.a(24) (the “Agency Approvals”) and each Seller Party, as applicable, shall service all such Agency Mortgage Loans which in accordance with the applicable Agency Guide. To the extent any Transaction consists of an Agency Mortgage Loan, should any Seller Party, for any reason, cease to possess all such applicable Agency Approvals, or should notification of the occurrence of any event that would impact Seller’s good standing or otherwise materially restrict Seller’s Agency Approvals in any manner to the relevant Agency or to the Department of Housing and Urban Development, FHA, VA or USDA be required, such Seller Party shall so notify Administrative Agent promptly, and in any event, within one (1) Business Day, in writing. Notwithstanding the preceding sentence, to the extent any Transaction consists of an Agency Mortgage Loan, the applicable Seller Party shall take all necessary action to maintain all of their applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.
(y)    No Pledge. Except as contemplated herein, no Seller Party shall pledge, transfer or convey any security interest in any Holdback Account or Custodial Account to any Person without the express written consent of Administrative Agent.
(z)    Plan Assets. No Seller Party shall be an “employee benefit plan” as defined in Section 3(3) of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and such Seller Party shall not use “plan assets” within the meaning of 29 CFR §2510.3-101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. The Transactions contemplated by this Agreement shall not violate any state or local statute, applicable to a Seller Party, that regulates investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA and that is substantially similar to Section 406 of ERISA or Section 4975 of the Code.
(aa)    Reserved.
(bb)    Beneficial Ownership Certification. Each Seller Party shall (i) deliver a Beneficial Ownership Certification on or prior to the Effective Date, and (ii) to the extent any information in any previously delivered Beneficial Ownership Certification is no longer true or correct, deliver an updated Beneficial Ownership Certification with the next delivered Officer’s Compliance Certificate. All information contained in each Beneficial Ownership Certification shall be true and correct in all respects as of the date delivered.
(cc)    No Prohibited Persons. No Seller Party nor any of its officers, directors, partners or members, shall be a Prohibited Person.
(dd)    Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Mortgage Loans and shall provide a report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17.b(4) hereof. Such program shall be capable of evaluating and monitoring the overall quality of Seller’s loan production and servicing activities. Such program shall (i) ensure that the Mortgage Loans are originated, acquired and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.
(ee)    Lender Insurance Authority. In the event that Seller has on the date hereof or subsequently receives Lender Insurance Authority, such authority shall not be revoked or suspended.
(ff)    [***]
(gg)    Investment Company. No Seller Party shall be an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act and with respect to each Underlying Entity for specified reasons other than the exemption provided by Section 3(c)(1) or Section 3(c)(7) thereof.
(hh)    SPE Covenant Separateness. Each Underlying Entity shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto; (c) not make any loans or advances to any third party, and shall not acquire obligations or securities of its affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Administrative Agent on behalf of Buyers; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates; (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (j) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (k) not commingle its funds or other assets with those of any Affiliate or any other Person; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person; (n) cause each of its direct and indirect owners to agree not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to such Underlying Entity; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to such Underlying Entity (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Seller or a substantial portion of its properties; or (iii) make any assignment for the benefit of Seller’s creditors, with respect to an Underlying Entity other than a trust and in the case of each of clause (i), (ii), and (iii), without the prior written consent of the Independent Manager.
(ii)    Reserved.
(jj)    Financial Covenants. Seller shall satisfy the following financial covenants (each tested on a consolidated basis):
(i)    Adjusted Tangible Net Worth. As of the end of each calendar month, Seller shall maintain an Adjusted Tangible Net Worth of at least $[***].
(ii)    Maintenance of Liquidity. At all times, Seller shall ensure that it has Liquidity in an amount not less than $[***].
(iii)    Indebtedness to Adjusted Tangible Net Worth Ratio. As of the end of each calendar month, Seller’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth shall not exceed [***].
(iv)    Maintenance of Profitability. Seller shall not permit Adjusted Net Income for any Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be, [***].
(kk)    HUD and FHA Matters. With respect to each Early Buyout Loan that is or was an FHA Loan, the Seller shall be listed as the servicer on FHA Connection System and the Nominee to be identified as the mortgagee of record on such system under the mortgagee number provided in writing by Seller to Administrative Agent. With respect to each Early Buyout Loan that is or was a VA Loan, the Seller shall be listed as the servicer on the VALERI system. With respect to each Early Buyout Loan that is or was a USDA Loan, the Seller shall be listed as the servicer and Seller as the holding lender on the USDA LINC system.  All claims to HUD, VA and USDA under such applicable numbers for remittance of amounts shall be directed to the Clearing Account.

15.Events of Default
Each of the following shall constitute an “Event of Default” hereunder:
(a)    Payment Failure. Failure of any Seller Party to pay any of the following, whether by acceleration or otherwise, under the terms of this Agreement or any other Program Agreement:
(i)    any payment of Price Differential on a Price Differential Payment Date;
(ii)    any payment of Repurchase Price on a Repurchase Date;
(iii)    any payment of any other sum which has become due, within [***] of the due date; or
(iv)    any payment to cure any Margin Deficit when due pursuant to Section 6 hereof.
(b)    Cross Default. Any Seller Party, Guarantor or any of their Subsidiaries shall be in default under (i) any Indebtedness, in the aggregate, in excess of (A) $[***] with respect to Seller or (B) $[***] with respect to an Underlying Entity, Guarantor or of such Subsidiary, in each case, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of (A) $[***] to which Seller is a party or (B) $[***] to which an Underlying Entity, Guarantor or such Subsidiary is a party, in each case, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.
(c)    Assignment. Assignment by any Seller Party or Guarantor of this Agreement or any Program Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or the granting by any Seller Party of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Administrative Agent.
(d)    Insolvency. An Act of Insolvency shall have occurred with respect to any Seller Party, Guarantor or any Affiliate thereof.
(e)    Material Adverse Effect. The occurrence of a Material Adverse Effect.
(f)    Breach of Specified Representation or Covenant or Obligation. A breach by any Seller Party of any of the representations, warranties or covenants or obligations set forth in Sections 13.a(1) (Seller Party Existence), 13.a(7) (Solvency), 14.b (Prohibition of Fundamental Changes), 14.m (Distributions), 14.o (Existence), 14.y (No Pledge), 14.z (Plan Assets) or14.jj (Financial Covenants) of this Agreement.
(g)    Breach of Non-Financial Representation or Covenant. A breach by any Seller Party Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above) or any other Program Agreement, if such breach is not cured within [***] of knowledge of a Responsible Officer of such Seller Party or Guarantor (other than the representations and warranties set forth in Schedule 1-A, 1-B, or 1-C hereto), which shall be considered solely for the purpose of determining the Asset Value, unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis.

(h)    Change of Control. The occurrence of a Change in Control, without the prior written consent of the Administrative Agent.
(i)    Failure to Transfer. A Seller Party fails to transfer the Purchased Assets to Administrative Agent for the benefit of the applicable Buyer (or with respect to Contributed Assets, fails to transfer such Contributed Assets to the applicable Underlying Entity) on the applicable Purchase Date (provided the Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).
(j)    Judgment. A final judgment or judgments for the payment of money in excess of (i) $[***] individually or in the aggregate shall be rendered against Seller or (ii) $[***] individually or in the aggregate shall be rendered against an Underlying Subsidiary, the Guarantor or any of its Subsidiaries, in each case, by one (1) or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***] from the date of entry thereof.
(k)    Government Action. Any Governmental Authority or any person, agency or entity acting under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of such Seller Party, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of such Seller Party or Guarantor, and such action provided for in this Section 15.k shall not have been discontinued or stayed within [***].
(l)    FHA and HUD. Seller is subject to FHA or HUD fees or penalties which have not been paid or is subject to a set off by either of FHA or HUD which failure or failures occur on a persistent and material basis after notice or knowledge thereof (regardless of any subsequent cure).
(m)    Inability to Perform. An officer of a Seller Party or Guarantor shall admit in writing its inability to, or its intention not to, perform any of such Seller Party’s Obligations hereunder or Guarantor’s obligations hereunder or under the Guaranty.
(n)    Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Assets, Contributed Assets or other Repurchase Assets purported to be covered hereby.
(o)    Financial Statements. A Seller Party’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of such Seller Party or Guarantor as a “going concern” or a reference of similar import.
(p)    Guarantor Breach. Any repudiation of the Guaranty by the Guarantor, or if the Guaranty is not enforceable against the Guarantor.
(q)    Underlying Entity Breach. A breach by any Underlying Entity of any material representation, warranty or covenant set forth in the related Underlying Entity Assignment Agreement, or any other Program Agreement, any repudiation of such Underlying Entity Assignment Agreement by such Underlying Entity, as applicable, or if such Underlying Entity Assignment Agreement is not enforceable against the applicable Underlying Entity.
(r)    Servicer Termination Event. A Servicer Termination Event shall have occurred with respect to any Servicer and Seller Parties have not appointed a successor servicer acceptable to Administrative Agent within [***] following such Servicer Termination Event.

An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing. If Administrative Agent expressly waives an Event of Default in writing, then such Event of Default shall be deemed to no longer exist or be continuing.
16.Remedies Upon Default
In the event that an Event of Default shall have occurred and is continuing:
(a)    Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of any Seller Party or Guarantor), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency of any Seller Party or Guarantor) give notice to Seller Parties and Guarantor of the exercise of such option as promptly as practicable.
(b)    If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) any Seller Party’s obligations in such Transactions to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied, in Administrative Agent’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by any Seller Party hereunder and in accordance with the Administration Agreement (provided that any determination with respect to what portion of the Purchase Price is contributed to the Purchase Price-Base or Purchase Price-Incremental shall be made in accordance with the Purchase Price definition), and (iii) any Seller Party shall immediately deliver to Administrative Agent the Asset Files relating to any Purchased Assets or Contributed Assets subject to such Transactions then in any Seller Party’s possession or control.
(c)    Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of any Seller Party relating to the Purchased Assets, Contributed Assets and Repurchase Assets and all documents relating to the Purchased Assets and Contributed Assets (including, without limitation, any legal, credit or servicing files with respect to such Purchased Assets, Contributed Assets and Repurchase Assets) which are then or may thereafter come in to the possession of a Seller Party or any third party acting for such Seller Party. To obtain physical possession of any Purchased Assets and Contributed Assets held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for any Seller Party’s failure to perform its obligations under this Agreement, each Seller Party acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.
(d)    Administrative Agent shall have the right to direct all Servicers then servicing any Purchased Assets and Contributed Assets to remit all Income thereon to Administrative Agent, and if any such payments are received by any Seller Party, Seller shall not commingle the amounts received with other funds of any Seller Party and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one (1) or all of the Servicers then servicing any Purchased Mortgage Loans and Contributed Assets with or without cause. In addition, Administrative Agent shall have the right to immediately sell the Purchased Assets and liquidate all Repurchase Assets. Such disposition of Purchased Assets and Contributed Assets may be, at Administrative Agent’s option on a servicing-released basis.

Administrative Agent shall not be required to give any warranties as to the Purchased Assets and Contributed Assets with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets and Contributed Assets. The foregoing procedure for disposition of the Purchased Assets and Contributed Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Each Seller Party agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Assets, Contributed Assets or the Repurchase Assets or any portion thereof by using internet sites that provide for the auction of assets similar to the Purchased Assets, Contributed Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Assets and Contributed Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Assets and Contributed Assets individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets and Contributed Assets, to give such Seller Party credit for such Purchased Assets, Contributed Assets and the Repurchase Assets in an amount equal to the Asset Value of the Purchased Assets and Contributed Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller Parties hereunder.
(e)    Upon the occurrence of one (1) or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets, Contributed Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion and subject to the Administration Agreement; provided, however, the excess of any proceeds upon satisfaction of the Obligations shall be remitted to the Seller subject to the terms of the Netting Agreement.
(f)    Each Seller Party shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable and documented legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of the occurrence and continuation of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) entering into or terminating hedge transactions in connection with or as a result of the occurrence and continuation of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence and continuance of an Event of Default in respect of a Transaction.
(g)    Each Seller Party further recognizes that Administrative Agent may be unable to effect a public sale of any or all of the Underlying Entity Interests by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one (1) or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. In view of the nature of the Underlying Entity Interests, each Seller Party agrees that liquidation of any Underlying Entity Interests may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable. Administrative Agent shall be under no obligation to delay a sale of any of the Underlying Entity Interests for the period of time necessary to permit the Administrative Agent to register the Underlying Entity Interests for public sale under the 1934 Act, or under applicable state securities laws, even if Administrative Agent would agree to do so.
(h)    To the extent permitted by applicable law, each Seller Party shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by such Seller Party hereunder, upon the occurrence and continuance of an Event of Default, from the date such Seller

Party becomes liable for such amounts hereunder until such amounts are (i) paid in full by such Seller Party or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by a Seller Party under this Section 16.h shall accrue at a rate equal to the Post Default Rate.
(i)    Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other Program Agreement or applicable law.
(j)    Administrative Agent may exercise one (1) or more of the remedies available to Administrative Agent immediately upon the occurrence and continuance of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller Parties. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.
(k)    Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller Party hereby expressly waives any defenses such Seller Party might otherwise have to require Administrative Agent to enforce its rights by judicial process. Each Seller Party also waives any defense (other than a defense of payment or performance) such Seller Party might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller Party recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(l)    Administrative Agent shall have the right to perform reasonable due diligence with respect to Seller Parties and the Purchased Assets and Contributed Assets, which review shall be at the expense of Seller.
17.Reports
(a)    Default Notices. Each Seller Party shall furnish and shall cause Guarantor to furnish to Administrative Agent immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by such Seller Party or any Servicer or Guarantor of any obligation under any Program Agreement or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default by such party.
(b)    Financial Notices. Each Seller Party shall furnish:
(i)    as soon as available and in any event within (A) except with respect to the last calendar month of the fiscal year, thirty (30) calendar days and (B), with respect to the last calendar month of the fiscal year, forty-five (45) days, in each case, after the end of each calendar month, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes and year-end adjustments) consistently applied, as at the end of, and for, such period;
(ii)    as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
(iii)    as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year-end adjustments) consistently applied, as at the end of, and for, such period;
(iv)    at the time Seller furnishes each set of financial statements pursuant to Section 17.b(1), (2) or (3) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller;
(v)    as soon as available and in any event within thirty (30) days of receipt thereof:
(x)    if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings by Seller Parties and Guarantor, within five (5) Business Days of their filing with the SEC; provided, that, Seller Parties and Guarantor or any Subsidiary will provide Administrative Agent with a copy of the annual 10-K filed with the SEC by Seller Parties and Guarantor or its Subsidiaries, no later than ninety (90) days after the end of the year;
(y)    to the extent not prohibited by any Governmental Authority, copies of relevant portions of all final written Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of such Seller Party and Guarantor’s operations;
(z)    such other information regarding the financial condition, operations, or business of such Seller Party and Guarantor as Administrative Agent may reasonably request; and
(aa)    the particulars of any Event of Termination in reasonable detail.
(vi)    reserved;
(vii)    Seller shall provide Administrative Agent, as part of the Officer’s Compliance Certificate, a list of all material litigation, actions, suits, arbitrations or investigations pursuant to Section 14.a; and
(viii)    Seller shall provide the market value analysis for the valuation of its mortgage servicing rights as determined by a Third Party Evaluator for each month, in all instances as set forth in the Officer’s Compliance Certificate.
(c)    Notices of Certain Events. As soon as possible and in any event within [***] (unless otherwise noted below) of knowledge of a Responsible Officer of the Seller thereof, each Seller Party shall furnish to Administrative Agent notice of the following events:

(i)    a material and adverse change in the insurance coverage required of such Seller Party or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached that is not otherwise required by the Agencies;
(ii)    to the extent not prohibited by any Governmental Authority, any material dispute, litigation, investigation, proceeding or suspension between such Seller Party, Guarantor or Servicer, on the one hand, and any Governmental Authority;
(iii)    any material change in accounting policies or financial reporting practices of Seller or Guarantor;
(iv)    within [***] of knowledge of a Responsible Officer of Seller thereof, each Seller shall furnish to Administrative Agent notice of the following events with respect to any Purchased Asset or Contributed Asset, that the underlying Mortgaged Property or REO Property, as applicable, has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Purchased Mortgage Loan or Contributed Asset;
(v)    to the extent not prohibited by any Governmental Authority, any material penalties, sanctions or charges levied, or threatened to be levied, against Seller, any material change in approval status, or material adverse actions taken against Seller by any Government Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer status of, Seller;
(vi)    reserved;
(vii)    any default related to any Repurchase Asset or any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets or Contributed Assets; and
(viii)    any other event, circumstance or condition that has resulted, or has a reasonable likelihood of resulting, in a Material Adverse Effect with respect to such Seller Party, Guarantor or Servicer
(d)    Servicing Tape. On or prior to the [***] of each calendar month, each Seller Party will furnish to Administrative Agent (i) an electronic Purchased Mortgage Loans and Contributed Assets performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge off reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and such Seller Party, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan by loan basis and in the aggregate, with respect to the Purchased Mortgage Loans and Contributed Assets serviced by such Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, each Seller Party will furnish to Administrative Agent such information upon the occurrence and continuation of an Event of Default.
(e)    Other Reports. Each Seller Party shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17.b(4) above.
(f)    DE Compare Ratio and HUD Reports. To the extent Purchased Assets and/or Contributed Assets consist of FHA Loans or VA Loans, the Seller Parties shall furnish to Administrative Agent the following notices:
1.    In the event the applicable Seller Party’s DE Compare Ratio equals or exceeds [***], such Seller Party shall provide Buyer with written notice of such occurrence within [***], which notice shall include a written summary of actions Seller Party is taking to correct its DE Compare Ratio.
2.    In the event applicable Seller Party receives any inquiry or notice from HUD regarding its DE Compare Ratio, such Seller Party shall provide Buyer with written notice of such inquiry or notice within [***], regardless of Seller Party’s current DE Compare Ratio.
3.    In the event of any action plan with respect to such Seller Party’s DE Compare Ratio is agreed to between Seller Party and HUD or imposed upon Seller Party by HUD, such Seller Party shall provide Buyer with a written summary of such agreement or imposition, as applicable, within [***].
18.Repurchase Transactions
A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”). Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent. No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Administrative Agent and Buyers are each hereby authorized to share this Agreement, the Program Agreements and any information delivered hereunder with the Repledgee or any potential Repledgee, so long as such Repledgee or potential Repledgee is subject to confidentiality provisions substantially similar to those provided herein and covering the terms of this Agreement and the other Program Agreements.
19.Single Agreement
Administrative Agent, Buyers and Seller Parties acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and Seller Parties agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. Notwithstanding anything in this Agreement to the contrary, in the event that (a) a Buyer is not an Affiliate of Administrative Agent, Alpine or CS Cayman (a “Non-Affiliate Buyer”), (b) an Event of Default shall have occurred and is continuing and (c) Administrative Agent provides written notice to the Seller to sever each Non-Affiliate Buyer’s Transactions (the “Non-Affiliate Transactions”) and treat such Non-Affiliate Transactions as separate Transactions under this Agreement (a “Severance Notice”), then Administrative Agent, Buyers and Seller Parties acknowledge that each such Non-Affiliate Transaction shall be deemed a separate Transaction under a separate and distinct agreement with the same terms and conditions as set forth herein (each a “Non-Affiliate MRA”), and each such Non-Affiliate Buyer shall be deemed to be the administrative agent with respect to its respective Non-Affiliate Transactions under its respective Non-Affiliate MRA; provided, that Transactions owned by Administrative Agent, Alpine and CS Cayman or any respective Affiliate shall continue to be deemed a single Transaction with Administrative Agent serving as the administrative agent for Alpine, CS Cayman or any respective Affiliate, in each case, pursuant to the terms and conditions of this Agreement.

20.Notices and Other Communications
Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and the Seller Parties), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Seller Parties:

Home Point Financial Corporation
2211 Old Earhart Road, Suite 250
Ann Arbor, MI 48105
Attention: [***]
Email: [***]
        with a copy to:

Home Point Financial Corporation
2211 Old Earhart Road, Suite 250
Ann Arbor, MI 48105
Attention: [***]
Telephone: [***]
E-mail: [***]

with a copy to:

Home Point Financial Corporation
2211 Old Earhart Road, Suite 250
Ann Arbor, MI 48105
Attention: Legal
E-mail: [***]
If to Administrative Agent:
For Transaction Requests:

CSFBMC LLC
c/o Credit Suisse Securities (USA) LLC
One Madison Avenue, 2nd floor
New York, New York 10010
Attention: [***]
Phone: [***]
E-mail: [***]
with a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010

Attention: [***]
E-mail: [***]
For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention: [***]
Phone Number: [***]
Fax Number: [***]
E-mail: [***]
with a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 11th Floor
New York, New York 10010
Attention: [***]
Fax Number: [***]
21.Entire Agreement; Severability
This Agreement and the Administration Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
22.Non assignability
(a)    Assignments. The Program Agreements are not assignable by any Seller Party or any Guarantor. Subject to Section 36 hereof (Acknowledgement of Assignment and Administration of Repurchase Agreement) and at no cost of expense to the Seller, each of Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement; provided, however that Administrative Agent shall notify Seller of any such assignment and shall maintain, solely for this purpose as a non-fiduciary agent of Seller Parties, for review by Seller Parties upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. The entries in the Register shall be conclusive absent manifest error, and the Seller Parties, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyer, as applicable, shall be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, each Seller Party shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by Seller Parties.

(b)    Participations. At no cost of expense to the Seller, any Buyer may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer shall notify Seller of such sale, (ii) such Buyer’s obligations under this Agreement or in any Transaction under this Agreement and the other Program Agreements shall remain unchanged, (iii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; (iv) such Participant shall not be entitled to receive any greater payment under Section 11, with respect to any participation, than its participating Lender would have been entitled to receive; and (v) Seller Parties shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements. Administrative Agent and Buyers may distribute to any prospective or actual Participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller Parties. Each Buyer that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Seller Parties, maintain a register on which it enters the name and address of each Participant and the Purchase Price (and stated interest) of the Transactions entered into by Buyer (the “Participant Register”). If Buyer sells a participation in any Transaction, it shall provide Seller, or maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure, including, without limitation, as necessary to establish that such Transaction is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The information maintained by a Buyer or by the Seller with respect to participations shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in such participant registers as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
23.Set-off
In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have the right, solely after an Event of Default has occurred and is continuing, without prior notice to the Seller Parties or Guarantor, any such notice being expressly waived by the Seller Parties and Guarantor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from any Seller Party, Guarantor or any Affiliate thereof to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Affiliate thereof to or for the credit or the account of any Seller Party, Guarantor or any Affiliate thereof. All such set-offs shall be subject to the priorities set forth in the Administration Agreement. Administrative Agent or such Buyer agrees promptly to notify Seller Parties and Guarantor after any such set off and application made by Administrative Agent or such Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
24.Binding Effect; Governing Law; Jurisdiction
(a)    This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Seller Party acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN).

(b)    EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
25.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a or Section 16.a hereof or otherwise, will not constitute a waiver of any right to do so at a later date.
26.Intent
(a)    The parties intend and recognize that (i) each Transaction is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code, (iii) the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code , and (iv) the Guaranty constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(a)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each Seller Party, Administrative Agent and Buyers further agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law its right to challenge, the characterization of any Transaction under this Agreement or this Agreement as a “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.
(b)    Each Seller Party, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
(c)    Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets and Contributed Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 362(b)(6), 362(b)(7), 362(b)(27), 546(e), 546(f), 546(j), 555, 559 and 561; Administrative Agent’s or a Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Section 23 hereof is a contractual right as described in Bankruptcy Code Sections 553 and 561; and; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).

(d)    The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
(e)    It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one (1) or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(f)    This Agreement is intended to be a “repurchase agreement”, “master netting agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.
(g)    Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
27.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
(a)    in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;
(b)    in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
(c)    in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
28.Power of Attorney
Each Seller Party hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as Administrative Agent, at its option, may deem appropriate. Each Seller Party hereby appoints Administrative Agent as such Seller Party’s agent and attorney-in-fact to execute any such financing statement or statements in such Seller Party’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of such Seller Party as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Each Seller Party shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition to the foregoing, each Seller Party agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof; provided that Administrative Agent shall not exercise such Power of Attorney unless an Event of Default has occurred and is continuing.

29.Buyers May Act Through Administrative Agent
Each Buyer has designated the Administrative Agent under the Administration Agreement for the purpose of performing any action hereunder.
30.Indemnification; Obligations
(a)    Each Seller Party and Guarantor agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, and reasonable and documented, out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction contemplated hereby or thereby (including, without limitation, (i) any such liabilities, losses, damages, judgments, costs and expenses arising from any acts or omissions of such party and (ii) any wire fraud or data or systems intrusions which causes Administrative Agent or Buyers to suffer any such liability, loss, damage, judgment, cost and/or expense), resulting from anything other than the Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct. Each Seller Party and Guarantor also agrees to reimburse each Indemnified Party for all reasonable and documented, out-of-pocket expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Each Seller Party’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller Party and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of each Seller Party and Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Each Seller Party and Guarantor also agrees not to assert any claim against Administrative Agent, each Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. This Section 30.a shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
(b)    Without limitation to the provisions of Section 4 hereof, if any payment of the Repurchase Price of any Transaction is made by any Seller Party other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 hereof or for any other reason, such Seller Party shall, upon demand by Administrative Agent, pay to Administrative Agent on behalf of Buyers an amount sufficient to compensate Buyers for any losses, costs or expenses that they may reasonably incur as of a result of such payment.
(c)    Without limiting the provisions of Section 30.a hereof, if a Seller Party fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Seller Party by Administrative Agent (subject to reimbursement by such Seller Party) in its sole discretion.
31.Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format

(PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
32.Confidentiality
(a)    This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by each Seller Party and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to such party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence or (ii) disclosure required by any Requirement of Law. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that such party may not disclose the name of or identifying information with respect to the other parties or any pricing terms (including, without limitation, the Pricing Rate, Purchase Price Percentage, Aggregate Purchase Price-Base, Aggregate Purchase Price-Incremental, Asset Value-Base, Price Differential-Base, Pricing Rate-Base, Purchase Price-Base, Purchase Price Percentage-Base, Daily Weighted Average Price Differential-Base, Daily Weighted Average Price Differential-Incremental, Asset Value-Incremental, Price Differential-Incremental, Pricing Rate-Incremental, Purchase Price-Incremental, Purchase Price Percentage-Incremental, Maximum Value Amount, Weighted Average Pricing Rate-Base, Weighted Average Pricing Rate-Incremental and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of such other party.
(b)    Notwithstanding anything in this Agreement to the contrary, each Seller Party shall comply with all applicable local, state, and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets, Contributed Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Each Seller Party understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and each Seller Party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. The Seller Parties shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent or Buyers which the a Seller Party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each Seller Party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, each Seller Party will provide evidence reasonably satisfactory to allow Administrative Agent and/or Buyers to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include Administrative Agent’s or Buyers’ review of audits, summaries of test results, and other equivalent evaluations of a Seller Party. Each Seller Party shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Buyers provided directly to such Seller Party by Administrative Agent, Buyers or such Affiliate. Each Seller Party shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
(c)    Notwithstanding anything else herein, nothing in this Agreement shall require any party to provide any notice, information, investigation, audit, correspondence, and any other communication (collectively, “Information”) to any other party if providing such Information is prohibited by applicable laws, or if such party is required to not disclose such Information by a governmental authority or Agency.
33.Recording of Communications
Administrative Agent, Buyers, each Seller Party and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers, each Seller Party and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
34.Periodic Due Diligence Review
Each Seller Party and Guarantor acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to the Seller Parties and Guarantors, the Purchased Assets and Contributed Assets, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets and Contributed Assets or otherwise, and each Seller Party agrees that upon reasonable (but no less than two (2) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to any Seller Party, Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets and Contributed Assets (including, without limitation, quality control review) in the possession or under the control of a Seller Party, a Servicer, the Guarantor and/or the Custodian. Each Seller Party also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, the Purchased Assets and Contributed Assets. Without limiting the generality of the foregoing, each Seller Party acknowledges that Administrative Agent and Buyers may purchase Purchased Assets and Contributed Assets from a Seller Party based solely upon the information provided by such Seller Party to Administrative Agent and Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets and Contributed Assets purchased in a Transaction, including, without limitation, ordering BPOs, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Assets and Contributed Assets. Administrative Agent or Buyers may underwrite such Purchased Assets and Contributed Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller Party agrees to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets and Contributed Assets in the possession, or under the control, of Seller Parties. Each Seller Party further agrees that Seller Parties shall pay all costs and expenses incurred by

Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 34.
35.Authorizations
Any of the persons whose signatures and titles appear on Schedule 2 hereto are authorized, acting singly, to act for Seller Parties or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Seller Parties may amend Schedule 2 hereto from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2 hereto.
36.Acknowledgment of Assignment and Administration of Repurchase Agreement
Pursuant to Section 22 above (Non-assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Assets and Contributed Assets and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one (1) or more CP Conduits (the “Additional Buyers”). Each Seller Party hereby acknowledges and agrees to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 above (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in this Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of this Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Purchased Mortgage Loans and Contributed Assets subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.
37.Acknowledgement of Anti-Predatory Lending Policies
Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
38.Documents Mutually Drafted
Each Seller Party, the Guarantor, the Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
39.General Interpretive Principles
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)    accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)    references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)    a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)    the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)    the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)    all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
(h)    all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York; and
(i)    an Event of Default shall be deemed continuing unless such Event of Default has been waived in writing.
40.Conflicts
In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.
41.Pool Subdivisions
The Administrative Agent may from time to time deliver to Seller Parties a Pool Subdivision Notice which notice shall identify a Pool of Purchased Assets and/or Contributed Assets that shall be treated separately from the remaining Purchased Assets and/or Contributed Assets (which remaining Purchased Assets and/or Contributed Assets shall constitute another Pool). The Administrative Agent may modify any such Pool Subdivision Notice from time to time to readjust the composition of the Pools identified therein. Following delivery of a Pool Subdivision Notice, the calculations with respect to Price Differential (and all of the component calculations used in determining such calculation) shall be calculated separately on the basis of the Purchased Assets comprising each Pool, which shall result in a separate Price Differential for each Pool. For the avoidance of doubt, a Pool Subdivision Notice shall not (a) modify or otherwise affect the rights and obligations of the parties under the Program Agreements except as expressly contemplated in this Section 41; and (b) shall not be construed as a Severance Notice as contemplated by Section 19 of this Agreement.
42.Bankruptcy Non-Petition
The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

43.Limited Recourse
The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).
44.Nominee
(a)    Seller Parties, Administrative Agent and the Buyers hereby acknowledge and agree, and Seller Parties hereby appoint, the Nominee as (i) their nominee as mortgagee of record and payee on the FHA Connection System with respect to each Early Buyout Loan, and the Nominee hereby accepts such appointment, and (ii) as nominee and agent of Seller Parties, Administrative Agent and the Buyers as set forth herein, to the extent applicable.
(b)    Following receipt by Nominee of written notice of the occurrence and continuation of an Event of Default, the Nominee agrees to take direction from the Administrative Agent with respect to the FHA Loans, Early Buyout Loans and Contributed REO Properties.
(c)    It is the intent of the Seller Parties, Servicer, Administrative Agent and the Buyers that the Nominee retains bare legal title to the Early Buyout Loans, and Contributed REO Properties for all purposes including, without limitation, for purposes of Section 541(d) of the Bankruptcy Code and accordingly, Nominee, in their capacity as a nominee, shall have no property right to the Contributed REO Properties.
(d)    Administrative Agent may, upon notice to the Seller Parties, terminate the Nominee and appoint itself or another person as the successor nominee following an Event of Default that is continuing.
45.Joint and Several
Seller Parties, Administrative Agent and Buyers hereby acknowledge and agree that Seller Parties are each jointly and severally liable to Administrative Agent and Buyers for all of their respective Obligations hereunder. Accordingly, each Seller Party waives any and all notice of creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Administrative Agent upon such Seller Party’s joint and several liability. Each Seller Party waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon such Seller Party with respect to the Obligations. When pursuing its rights and remedies hereunder against any Seller Party, Administrative Agent may, but shall be under no obligation to, pursue such rights and remedies hereunder against any Seller Party or against any collateral security for the Obligations or any right of offset with respect thereto, and any failure by Administrative Agent to pursue such other rights or remedies or to collect any payments from such Seller Party to realize upon any such collateral security or to exercise any such right of offset, or any release of such Seller Party or any such collateral security, or right of offset, shall not relieve such Seller Party of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Administrative Agent against such Seller Party.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:

Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:

Name:
Title:

By:

Name:
Title:

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:

Name:
Title:

By:

Name:
Title:
Signature Page to the Master Repurchase Agreement

HOME POINT FINANCIAL CORPORATION, as Seller

By:

Name:
Title:
Signature Page to the Master Repurchase Agreement

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS AND CONTRIBUTED MORTGAGE LOANS
Each Seller Party makes the following representations and warranties to Administrative Agent with respect to each Purchased Mortgage Loan and Contributed Mortgage Loan that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of such Seller Party’s knowledge, if it is discovered by such Seller Party or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.
a.    Payments Current. Except with respect to a Mortgage Loan that is an Early Buyout Loan, Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. With respect to a Mortgage Loan other than an Early Buyout Loan, Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, no payment required under the Mortgage Loan is more than sixty (60) days delinquent using the Mortgage Bankers Association method of determining delinquency nor has any payment under the Mortgage Loan been delinquent more than sixty (60) days at any time since the origination of the Mortgage Loan and, if the Mortgage Loan is a Co-op Loan (other than a Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan), no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of the related Seller Party, been threatened or commenced with respect to the Co-op Loan. Except with respect to a Mortgage Loan that is a Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, the first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan by the next due date.
b.    No Outstanding Charges. Except with respect to Non-Performing Mortgage Loans and Re-Performing Mortgage Loans, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. No Seller Party nor the originator from which such Seller Party acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.
c.    Type of Loan. With respect to each Business Purpose Mortgage Loan, (i) the Mortgage Loan is primarily for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z) and not primarily for personal, family or household purposes and (ii) the Mortgaged Property securing the related Mortgage is non-owner occupied. Such Business Purpose Mortgage Loan is not subject to the Truth in Lending Act and its implementing regulation, Regulation Z, and the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X. The Mortgagor has executed a business purpose affidavit stating that the Business Purpose Mortgage Loan is for commercial, business or investment purposes only and that the Mortgagor is not and will not occupy or claim the property as a primary or secondary residence.
d.    Income/Employment/Assets. With respect to each Business Purpose Mortgage Loan, the originator verified the Mortgagor’s income, employment, and assets in accordance with the Acquisition Guidelines.
Schedule 1-A-1

e.    Original Terms Unmodified. Other than with respect to Early Buyout Loans, Non-Performing Mortgage Loans and Re-Performing Mortgage Loans, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule and approved by the Administrative Agent. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.
f.    No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Except with respect to a Mortgage Loan that is an Early Buyout Loan, Non-Performing Mortgage Loan or a Re-Performing Mortgage Loan, no Seller Party has knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding. Except that the Mortgage Loan may not be a Qualified Mortgage Loan and may be a “higher cost mortgage loan” as defined under 12 CFR 1026.35, no Seller Party has knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause the Mortgage Loan to become delinquent or materially adversely affect the value or marketability of the Mortgage Loan.
g.    Hazard and Flood Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the applicable Seller Party as of the date of origination consistent with the Acquisition Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Acquisition Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the related Seller Party or its servicer, and its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by any Seller Party. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes
Schedule 1-A-2

the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. No Seller Party has engaged in, or has knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, any unlawful fee, commission, kickback or other unlawful compensation or value of any kind having been or will be received, retained or realized by any attorney, firm or other Person, or that such unlawful items have been received, retained or realized by such Seller Party.
h.    Environmental Compliance. To the best of the applicable Seller Party’s knowledge, there does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. To the best of the applicable Seller Party’s knowledge with respect to each of the following clauses, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
i.    Compliance with Applicable Law. At the time of origination, or if modified, the date of modification, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the related Seller Party shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.
j.    No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Except with respect to a Mortgage Loan that is an Early Buyout Loan, no Seller Party has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller Party waived any default resulting from any action or inaction by the Mortgagor.
k.    Source of Loan Payments. With respect to Business Purpose Mortgage Loans, no payments due and payable under the terms of the Mortgage Note and Mortgage, have been paid by any person (other than the Mortgagor and any guarantor) who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan.
l.    Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Asset Schedule and consists of a single
Schedule 1-A-3

parcel of real property with a dwelling which is acceptable to the related Agency pursuant to the applicable Agency Guide. No residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes; provided that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. The Mortgage Loan is not secured by an industrial, agricultural, mixed use, undeveloped property, or by a condominium unit that was part of a condominium development that operated as, or held itself out to be, a condominium hotel, regardless of whether the unit itself was being used as a condotel unit.
m.    Validity of Lien. The Mortgage is a valid, subsisting, enforceable and perfected, and with respect to each Mortgage Loan other than a Second Lien Mortgage Loan, first priority lien and first priority security interest or, with respect to a Second Lien Mortgage Loan, a second lien or a second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:
(i)    the lien of current real property taxes, water charges, sewer runts, homeowners’ association dues and fees and other assessments not yet due and payable;

(ii)    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(iii)    the exceptions (general and specific) and exclusions, if any, set forth in the title policy;

(iv)    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(v)    with respect to Second Lien Mortgage Loans, a first lien.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) with respect to Mortgage Loans other than Second Lien Mortgage Loans, first lien and first priority security interest and (b) with respect to Second Lien Mortgage Loans, second lien and second priority interest, in each case, on the property described therein and the related Seller Party has full right to pledge and assign the same to Administrative Agent. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage, except in accordance with the Acquisition Guidelines.
n.    Validity of Mortgage Loan Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and
Schedule 1-A-4

properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The related Seller Party has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.
o.    Full Disbursement of Proceeds. Other than with respect to Holdback Amounts in the related Holdback Account, HELOCs, HECM Loans and Private Label Reverse Mortgage Loans, and any escrow holdback amounts with respect to weather-related or seasonal improvement costs, fees or expenses, the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and, other than with respect to Business Purpose Mortgage Loans, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.
p.    Ownership. The applicable Seller Party has full right to sell the Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell such Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyers will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement. The applicable Seller Party intends to relinquish all rights to possess, control and monitor the Mortgage Loan. Other than with respect to an Agency Mortgage Loan, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
q.    Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state, in each case, to the extent non-compliance would have a material adverse effect on such Mortgage Loan or on the Administrative Agent or Buyers’ rights thereunder.
r.    Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy in accordance with the Asset Guidelines, with respect to each Agency Mortgage Loan, acceptable to Fannie Mae or Freddie Mac, as applicable, and with respect to FHA Loans, USDA Loans and VA Loans, the FHA, USDA or the VA, as the case may be, and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac, as applicable, and with respect to FHA Loans, USDA Loans and VA Loans, the FHA, USDA or the VA, as the case may be, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Seller Party, its successors and assigns, as to the first priority lien of the Mortgage other than Second Lien
Schedule 1-A-5

Mortgage Loans, and with respect to Second Lien Mortgage Loans as to the second priority lien of the related Mortgage, as applicable, in the original principal amount of the Mortgage Loan, with respect to a Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (i) - (v) of paragraph (m) of this Schedule 1-A, and in the case of an adjustable rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The applicable Seller Party, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the related Seller Party, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by such Seller Party.
s.    No Defaults. Except with respect to an Early Buyout Loan, Non-Performing Mortgage Loan, other than a Monthly Payment no more than sixty (60) days delinquent, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no Seller Party nor its predecessors have waived any default, breach, violation or event of acceleration; and no Seller Party nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and with respect to each Co-op Loan other than an Early Buyout Loan or Non-Performing Mortgage Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the related Seller Party has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor, except with respect to a Mortgage Loan that is an Early Buyout Loan.
t.    No Mechanics’ Liens. Except as insured against by the related title insurance policy, to the applicable Seller Party’s best knowledge, there are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and, other than with respect to HECM Loans and Private Label Reverse Mortgage Loans, no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
u.    Location of Improvements; Encroachments. Except as insured against by the related title insurance policy, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, no improvements on adjoining properties encroach upon the Mortgaged Property, and no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
Schedule 1-A-6

v.    Origination; Payment Terms. With respect to any Agency Mortgage Loan, the Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Other than with respect to HELOCs, principal and/or interest payments on the Mortgage Loan commenced or will commence no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. Other than with respect to a Business Purpose Mortgage Loan or as otherwise permitted by the applicable Agency Guide, no Mortgage Loan has a balloon payment feature. The Mortgagor contributed a percentage amount equal to or greater than the amount required pursuant to the applicable Agency Guide of the purchase price for the Mortgaged Property from their own funds. Interest on the Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve (12) 30-day months. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Other than with respect to HELOCs, HECM Loans and Private Label Reverse Mortgage Loans, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest with respect to adjustable rate Mortgage Loans, are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.
w.    Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor that would interfere with such right of foreclosure. The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac, as applicable.
x.    Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is, or, in the case of Mortgaged Property which is a second or vacation home or investment property, capable of being lawfully occupied under applicable law. Other than with respect to Business Purpose Mortgage Loans, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No Seller Party has received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. No Seller Party has received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Other than with respect to a Business Purpose Mortgage Loan, with respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
y.    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security
Schedule 1-A-7

interest of any applicable security agreement or chattel mortgage referred to in clause (m) above.
z.    Data. The information on the Asset Schedule correctly and accurately reflects the information contained in the applicable Seller Party’s records (including, without limitation, the Asset File, as applicable) in all material respects. The information contained under each of the headings in the Asset Schedule for such Mortgage Loan is true, complete and correct in all material respects.
aa.    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
bb.    Transfer of Mortgage Loans. Except with respect to a Mortgage Loan registered with MERS or intended for purchase by GNMA, the related Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
cc.    Due-on-Sale. Except with respect to a Mortgage Loan intended for purchase by GNMA, and subject to the federal Garn-St. Germain Depository Institutions Act of 1982 and similar state laws restricting the enforceability of “due on sale” provisions, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
dd.    No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. No Mortgage Loan has a negative amortization feature.
ee.    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to Mortgage Loans other than Second Lien Mortgage Loans, or second lien priority with respect to Second Lien Mortgage Loans, in each case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence in accordance with the Asset Guidelines and, with respect to each Agency Mortgage Loan, acceptable to the related Agency. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
ff.    No Condemnation Proceeding/No Damage. Subsequent to the origination of the Mortgage Loan, to each Seller Party’s best knowledge, there have not been any condemnation proceedings with respect to the Mortgaged Property and no Seller Party has knowledge of any such proceedings. Except with respect to Non-Performing Mortgage Loans and Re-Performing Mortgage Loans, to the best of each Seller Party’s knowledge, the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan as reflected in the value of the Mortgage Loan.
gg.    Servicing and Collection Practices; Escrow Deposits; Holdback Amounts. The servicing and collection practices used by the applicable Seller Party with respect to each
Schedule 1-A-8

Mortgage Loan have been in accordance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to (i) each Mortgage Loan for which there are escrow deposits and Holdback Amounts, all such payments are held in the related Holdback Account in trust for the related Seller Party and (ii) all such payments in respect of escrow deposits and Escrow Payments are in the possession of, or under the control of, the related Seller Party and, in each case, no deficiencies exist in connection therewith for which customary arrangements for repayment thereof have not been made. Holdback Amounts and Escrow Payments, have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, where required by applicable law, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits, Escrow Payments or Holdback Amounts or other charges or payments due the related Seller Party have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
hh.    Conversion to Fixed Interest Rate. Except as allowed by Fannie Mae or Freddie Mac or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.
ii.    Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the related Seller Party or by any officer, director, or employee of such Seller Party or any designee of such Seller Party or any corporation in which such Seller Party or any officer, director, or employee had a financial interest at the time of placement of such insurance.
jj.    Servicemembers Civil Relief Act. The Mortgagor has not notified the related Seller Party, and no Seller Party has knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
kk.    Property Valuation. Each Asset File for a Mortgage Loan contains a written BPO or appraisal that sets forth an “as is” value prepared by a third-party appraiser licensed or certified by the applicable governmental body in which the mortgaged property is located and in accordance with the requirements of Title XI of FIRREA. The appraisal for such Mortgage Loan satisfies, with respect to each Agency Mortgage Loan, the requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA, or VA, as applicable, and applicable legal and regulatory requirements, and was made and signed prior to the final approval of the Mortgage Loan application. The person performing such property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the originator from which the related Seller Party purchased the related Mortgage Loan was not affected by, the approval or disapproval of such Mortgage Loan. All improvements which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. With respect to Second Lien Mortgage Loans, the related Asset File contains a review appraisal approved by Administrative Agent in its sole discretion was conducted and executed prior to the funding of the Mortgage Loan by a qualified third party appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan.
Schedule 1-A-9

ll.    Disclosure Materials. The Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the related Seller Party maintains copies of such disclosure materials in the Asset File.
mm.    Construction or Rehabilitation of Mortgaged Property. Other than with respect to a Business Purpose Mortgage Loan, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property. No Business Purpose Mortgage Loan was made in connection with the ground up construction of a Mortgaged Property.
nn.    No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to any Seller Party on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance, if any, (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of any Seller Party, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
oo.    Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
pp.    No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and no Seller Party has financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
qq.    Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the related Seller Party or any Affiliate or correspondent of such Seller Party, except in connection with a refinanced Mortgage Loan.
rr.    Origination Date. Other than with respect to Early Buyout Loans, Non-Performing Mortgage Loans, Re-Performing Mortgage Loans, Scratch and Dent Mortgage Loans and Seasoned Performing Loans, the Purchase Date is no more than one-hundred and eighty (180) days following the origination date.
ss.    Reserved.
tt.    Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
uu.    Documents Genuine. The Mortgage Loan and all Mortgage Loan Documents are complete and authentic and all signatures thereon are genuine and such Mortgage Loan is (i) a “closed” loan and (ii) other than with respect to a BPL – Holdback, HECM Loan, Private Label Reverse Mortgage Loan or HELOC, fully funded by the related Seller Party and held in such Seller Party’s name.
vv.    Reserved.
Schedule 1-A-10

ww.    Description. The Mortgage Loan conforms to the description thereof as set forth on the related Asset Schedule delivered to the Custodian and Administrative Agent.
xx.    Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
yy.    Acquisition Guidelines. The Mortgage Loan has been acquired in accordance with the Acquisition Guidelines (including all supplements or amendments thereto) previously provided to Administrative Agent, other than with respect to any Agency Mortgage Loan, which has been acquired in accordance with the applicable Agency Guide.
zz.    Primary Mortgage Guaranty Insurance. If so indicated on the related Asset Schedule, each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable take-out investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Administrative Agent to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by the related Seller Party to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, the related Seller Party has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.
aaa.    Reserved.
bbb.    Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) is a High Cost Mortgage Loan or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.
ccc.    Credit Score and Reporting. Other than with respect to Early Buyout Loans, as of the date of the Mortgage Note, the Mortgagor’s credit score as listed on the Asset Schedule is no more than ninety (90) days old, or as otherwise permitted by the applicable Agency. In connection with the servicing of the Mortgage Loan (other than Early Buyout Loans), full, complete and accurate information with respect to the Mortgagor’s credit file has been or will be furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.
ddd.    FHA Mortgage Insurance; VA Loan Guaranty; USDA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the
Schedule 1-A-11

Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. With respect to the USDA Loans, the USDA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, USDA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan, USDA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.
eee.    Asset Schedule. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, the applicable Seller Party to Administrative Agent is complete, true and correct in all material respects.
fff.    Qualified Mortgage. Notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with 12 CFR 1026.43(c) and (ii) except with respect to Non-Agency Non-QM Mortgage Loans, Scratch and Dent Mortgage Loans or unless otherwise approved in writing by Administrative Agent in its sole discretion, each Mortgage Loan is a Qualified Mortgage Loan.
ggg.    TRID Compliance. Other than with respect to a Business Purpose Mortgage Loan or Second Lien Mortgage Loan, with respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.
hhh.    Co-op Loan: Valid First Lien. With respect to each Co-op Loan that is an Early Buyout Loan where the related Mortgaged Property has been sold to a third party and the FHA Mortgage Insurance claim proceeds have not yet been received, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. With respect to each Co-op Loan that is not an Early Buyout Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Co-op Shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over the related Seller Party’s security interest in such Co-op Shares.
iii.    Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related Co-op Corporation that owns title to the related Co-op Project is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
Schedule 1-A-12

jjj.    Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the Co-op Shares or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
kkk.    Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
lll.    Compliance with Anti-Money Laundering Laws. To the knowledge of a Responsible Officer of the Seller, each originator from which any Seller Party has purchased any Mortgage Loan has complied with all applicable anti-money laundering laws and regulations, including without limitation the PATRIOT Act with respect to the origination of each Mortgage Loan and has established an anti-money laundering compliance program if required by applicable anti-money laundering laws and regulations and has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of all applicable anti-money laundering laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of all applicable anti-money laundering laws. To the knowledge of a Responsible Officer of the Seller, no Mortgage Loan is in violation of Executive Order 13224 or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”), and no Mortgagor or guarantor on the Mortgage Loan is listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations.
mmm.    Access; Utilities; Separate Tax Lots. With respect to each Business Purpose Mortgage Loan, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title policy insuring such Mortgaged Property.
nnn.    Local Law Compliance. With respect to each Business Purpose Mortgage Loan, the terms of the related loan documents require the related Mortgagor to cause the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws.
ooo.    Licenses and Permits. With respect to each Business Purpose Mortgage Loan, each Mortgagor covenants in the loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of each related Mortgaged Property in full force and effect, and all such licenses, permits and applicable governmental authorizations are in effect. No Seller Party is aware of any Mortgagor, guarantor or other obligor on any Business Purpose Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.
Schedule 1-A-13

ppp.    Mortgage Provisions. With respect to each Business Purpose Mortgage Loan, the Mortgage Note or the Mortgage contain provisions regarding the rights and remedies of the holder thereof for the realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to receivership, bankruptcy, insolvency, moratorium and other laws and principles of equity affecting the rights of creditors, whether considered in a proceeding at law or in equity.
qqq.    Litigation. To the knowledge of a Responsible Officer of the Seller, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the Mortgage Loan or the related Mortgaged Property.
rrr.    Complete Asset Files. For each Mortgage Loan, all of the required Mortgage Loan documents have been delivered to the Custodian in accordance with the Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the Custodian. No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Administrative Agent. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency.
sss.    Holdback Amounts: With respect to any Mortgage Loan for which there are Holdback Amounts, such Holdback Amounts have been deposited in the Holdback Account.
ttt.    No Ground Leases. No Mortgaged Property is subject to a ground lease, it being understood that the term ground lease does not refer to the leasehold interests that have been approved by the Administrative Agent in accordance with the terms of the Program Agreements.
uuu.    Advance-Paid Periodic Payments. Except with respect to any interest reserve amounts, no Mortgage Loan contains a provision requiring more than two (2) monthly or other scheduled periodic payments by the Mortgagor on the Mortgage Loan to be paid in advance from the proceeds of the Mortgage Loan.
vvv.    General Liability Insurance. With respect to each Business Purpose Mortgage Loan, the related Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the related Seller Party received evidence that such Mortgaged Property was, insured by a hazard and rental loss insurance policy (as applicable) in amounts as required for similar properties in accordance with the Acquisition Guidelines.
www.    Cross-Collateralization. Except as approved by Administrative Agent, no Mortgage Loan is cross-collateralized or provides for cross-default against any other Mortgage Loan unless such Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan sold by the applicable Seller Party to the Administrative Agent with the same Mortgagor or an Affiliate thereof controlled by the person or persons controlling the Mortgagor or controlled by any guarantor of such Mortgagor.
xxx.    Assignment of Leases and Rents. With respect to each Business Purpose Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Mortgage Loan, as such document may be amended, modified, renewed or extended from time to time (the “Assignment of Leases and Rents”) was duly executed, acknowledged and delivered and establishes and creates a valid and enforceable first priority collateral assignment of, or lien on, the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements
Schedule 1-A-14

pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the related Seller Party have the full right to assign the same. Each Business Purpose Mortgage Loan contains an Assignment of Leases and Rents, and such Assignment of Leases and Rents is included either in the related Mortgage or in a related separate assignment document. The related assignment of any Assignment of Leases and Rents not included in the related Mortgage has been executed and delivered to the Administrative Agent in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.
yyy.    Non-conforming Uses. With respect to each Business Purpose Mortgage Loan, if the Mortgaged Property constitutes a legal nonconforming use, the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming purposes if damaged or destroyed or ordinance and law endorsement to hazard policy unless otherwise disclosed to Administrative Agent in writing.
zzz.    No Releases. With respect to each Business Purpose Mortgage Loan, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Business Purpose Mortgage Loan.
aaaa.    No Prior Modifications. With respect to a Non-Performing Mortgage Loan or Re-Performing Mortgage Loan, if such Mortgage Loan has been modified after acquisition by the related Seller Party, the current and applicable modified terms are reflected on the Asset Schedule and the signed modification documents are in the related loan file and are approved by the Administrative Agent.
bbbb.    Leases. Other than with respect to an Agency Mortgage Loan, if a Mortgage Loan is secured by a long-term residential lease, to the best of each Seller Party’s knowledge: (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Asset File), and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (C) the original term of such lease is not less than fifteen (15) years; (D) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice. With respect to an Agency Mortgage Loan, such lease complies with the applicable Agency Guidelines.
cccc.    HELOC Terms. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first (1st) ten (10) years following the date of origination.
dddd.    Revolving Term. Each HELOC provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of one hundred twenty (120) months. As of the Purchase Date no HELOC was in its Repayment Period. The Mortgage Interest Rate on each Mortgage Loan adjusts periodically
Schedule 1-A-15

in accordance with the Credit Line Agreement. On each Interest Rate Adjustment Date the related Seller Party has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage, Mortgage Note and Credit Line Agreement and applicable law.
eeee.    Draws In Compliance With Laws. Each Draw under the HELOC has been disbursed in accordance with all applicable laws, rules and regulations, including, without limitation, all state and local licensing requirements.
ffff.    Enforcement of Remedies. Each Credit Line Agreement permits the holder to enforce its full remedies, with respect to, among other things, material events of default by the Mortgagor, declines in the value of the related Mortgaged Property and material changes in the Mortgagor’s financial circumstances.
gggg.    FICO Scores. With respect to each Non-Agency Non-QM Mortgage Loan (other than a Non-QM – Low FICO Mortgage Loan), the Mortgagor’s FICO score at the time of origination was [***] or greater. With respect to each Non-QM – Low FICO Mortgage Loan, the Mortgagor’s FICO score at the time of origination was at least [***] but not greater than [***].
hhhh.    Credit Limits. With respect to each HELOC, if the related Seller Party has increased a Mortgagor’s Credit Limit, (i) such Seller Party has notified the Administrative Agent in writing of such Seller Party’s decision to increase a Mortgagor’s Credit Limit in accordance with Mortgage Loan Documents, (ii) such increase has been effected by such Seller Party through modification of the Mortgage Loan with the Mortgagor; (iii) the related Seller Party has delivered to the Administrative Agent an updated Asset Schedule reflecting the modification to the Mortgage Loan and (iv) the related Seller Party has delivered to the Custodian any modified Mortgage Loan documents. Notwithstanding anything to the contrary herein, in no event shall Administrative Agent or Buyers have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller Parties.
Schedule 1-A-16

SCHEDULE 1-B
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO CONTRIBUTED REO PROPERTY
Each Seller Party makes the following representations and warranties to Administrative Agent with respect to each Contributed REO Property that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of such Seller Party’s knowledge, if it is discovered by such Seller Party or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.
(a)    Asset File. (i) The related deed in the name of the Underlying Entity shall have been submitted for recording, (ii) a copy of the recorded deed if returned by the recording office shall be delivered to the applicable Custodian within fifteen (15) Business Days of such REO Property being acquired by the Underlying Entity, and (iii) all other documents required to be delivered as part of the Asset File shall be delivered to the applicable Custodian within fifteen (15) Business Days of such REO Property being acquired by the Underlying Entity or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter.
(b)    Ownership. The Underlying Entity is the sole owner and holder of the REO Property and the Servicing Rights related thereto. The Underlying Entity has not assigned or pledged the REO Property and the related Servicing Rights except as contemplated in this Agreement, and, except as otherwise disclosed to Administrative Agent in writing, the REO Property is free and clear of any lien or encumbrance other than (A) liens for real estate taxes not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related security instrument, such exceptions appearing of record being acceptable to mortgage lending institutions generally, and (C) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the use, enjoyment or marketability of the REO Property.
(c)    Title. Each deed is genuine, constitutes the legal, valid and binding conveyance of the REO Property in fee simple to the Underlying Entity or its designee.
(d)    REO Property as Described. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, the Seller Parties to Administrative Agent is true and correct in all material respects as of the date or dates on which such information is furnished.
(e)    Taxes and Assessments. There are no property taxes, governmental charges, levies or governmental assessments with respect to any REO Property that are delinquent by more than thirty (30) days; provided, however, that a disclosure of outstanding charges provided to Administrative Agent may include the total amount without specifying the related categories of outstanding charges.
(f)    No Litigation. Other than any customary claim or counterclaim arising out of any eviction, foreclosure or collection proceeding relating to any REO Property or as otherwise disclosed in writing to Administrative Agent, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to each Seller Party or any of their Subsidiaries with respect to the REO Property that would materially and adversely affect the value of the REO Property.
(g)    Hazard Insurance. All buildings or other customarily insured improvements upon the Contributed REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the lesser of the maximum insurable value and the BPO value.
Schedule 1-B-1

(h)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the REO Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(i)    No Damage. The REO Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty which would cause such REO Property to become uninhabitable.
(j)    No Condemnation. There is no proceeding pending, or to Seller Party’s knowledge, threatened, for the total or partial condemnation of the REO Property.
(k)    Environmental Laws. The REO Property is currently in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos.
(l)    Location and Type of REO Property. Each REO Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development.
(m)    No Fraudulent Acts. No fraudulent acts were committed by any Seller Party in connection with the acquisition of such REO Property.
(n)    Acquisition of REO Property. With respect to each such REO Property, (i) such REO Property is a Mortgaged Property acquired by Underlying Entity through foreclosure or by deed in lieu of foreclosure or otherwise, and (ii) with respect to each such REO Property, upon the consummation of the related Transaction, the applicable Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the applicable Custodian for longer than the time periods permitted under the related Custodial Agreement.
(o)    No Occupants. Except as otherwise disclosed in writing to Administrative Agent, no tenant or other party has any right to occupy or is currently occupying any REO Property.
(p)    Title Policy. From and after the date that is one (1) Business Day following the conversion of a Mortgage Loan to a REO Property, the REO Property is insured by either an ALTA title insurance policy or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions in the area where the related REO Property is located, issued by a title insurer acceptable to prudent mortgage lenders. With respect to each REO Property, Underlying Entity is the sole insured of such policy, and such policy is in full force and effect and will be in full force and effect and inure to the benefit of each Seller Party and its successors. No claims have been made under such policy and no prior holder of the REO Property, including Underlying Entity, has done by act or omission, anything that would impair the coverage of such policy.
(q)    No Environmental Issue. All uses and operations on or of the REO Properties are not in violation of any environmental laws and in compliance with permits issued pursuant thereto and the REO Property is free and clear of all Liens and other encumbrances that may be imposed as a result of any violation of an environmental law, whether due to any act or omission of Underlying Entity or any other person or entity.

Schedule 1-B-2

SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASED CERTIFICATES

Each Seller Party makes the following representations and warranties to Administrative Agent with respect to each Purchased Certificate that is at all times subject to a Transaction hereunder and at all times while the Program Agreements and any Transaction hereunder is in full force and effect. With respect to those representations and warranties which are made to the best of such Seller Party’s knowledge, if it is discovered by such Seller Party or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding such Seller Party’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.

(a)    Ownership. Each Underlying Entity Certificate constitutes all the issued and outstanding beneficial interests of all classes of the applicable Underlying Entity, as applicable, and such interests are certificated.
(b)    Compliance with Law. Each Underlying Entity Certificate complies in all respects with, or are exempt from, all applicable requirements of federal, state or local law relating to such Underlying Entity Certificate.
(c)    Good Title. Immediately prior to the sale, transfer and assignment to Administrative Agent thereof, the related Seller has good title to, and is the sole owner and holder of, such Underlying Entity Certificate, and such Seller is transferring such Underlying Entity Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Underlying Entity Certificate.
(d)    No Fraud. No fraudulent acts were committed by the Sellers or any of their respective Affiliates in connection with the issuance of the Underlying Entity Certificate.
(e)    No Defaults. No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Underlying Entity Certificate, or (ii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation of such Underlying Entity Certificate.
(f)    No Modifications. Except as expressly contemplated herein, no Seller Party is a party to any document, instrument or agreement, and there is no document, that by its terms modifies or affects the rights and obligations of any holder of such Underlying Entity Certificate and no Seller Party has consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.
(g)    Power and Authority. The applicable Seller Party has full right, power and authority to sell and assign the applicable Underlying Entity Certificate and such Underlying Entity Certificate has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.
(h)    Consents and Approvals. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Underlying Entity Certificate, no consent or approval by any Person is required in connection with the related Seller’s sale and/or Administrative Agent’s acquisition of such Underlying Entity Certificate, for Administrative Agent’s exercise of any rights or remedies in respect of the applicable Underlying Entity Certificate or for Administrative Agent’s sale, pledge or other disposition of such Underlying Entity Certificate. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Underlying Entity Certificate.
Schedule 1-C-1

(i)    No Governmental Approvals. No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Sellers is required for any transfer or assignment by the holder of such Underlying Entity Certificate to the Administrative Agent.
(j)    Original Certificate. The applicable Seller has delivered to Administrative Agent the original Underlying Entity Certificate or other similar indicia of ownership of the Purchased Certificate, however denominated, re-registered in Administrative Agent’s name as required hereunder or as otherwise agreed to by Administrative Agent.
(k)    Duly and Validly Issued. Each Underlying Entity Certificate has been duly and validly issued in the name of Administrative Agent.
(l)    No Notices. No Seller Party has received written notice of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind for which the holder of such Underlying Entity Certificate is or may become obligated.
(m)    REO Certificate as a Security. Each Underlying Entity Certificate (a) constitutes “securities” as defined in Section 8-102 of the Uniform Commercial Code (b) is not dealt in or traded on securities exchanges or in securities markets, (c) does not constitute an investment company security (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) is not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).
(n)    No Distributions. There are (x) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with any Underlying Entity Certificate (except as expressly contemplated or permitted by this Agreement), (y) no agreements on the part of the related Seller to issue, sell or distribute such Underlying Entity Certificate (except as expressly contemplated or permitted by this Agreement), and (z) no obligations on the part of such Seller (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any securities or any interest therein (other than from Administrative Agent or as expressly contemplated by this Agreement) or to pay any dividend or make any distribution in respect of such Underlying Entity Certificate (other than to Administrative Agent or as expressly contemplated by this Agreement until the repurchase of such Underlying Entity Certificate).
(o)    Conveyance; First Priority Lien. Upon delivery to the Administrative Agent of the applicable Underlying Entity Certificate (and assuming the continuing possession by the Administrative Agent of the Purchased Asset in accordance with the requirements of applicable law) and the filing of a financing statement covering such Underlying Entity Certificate in the appropriate jurisdictions and naming the related Seller as debtor and the Administrative Agent as secured party, such Seller has conveyed and transferred to Administrative Agent all of its right, title and interest to such Underlying Entity Certificate, including taking all steps as may be necessary in connection with the endorsement, transfer of power, delivery and pledge of such Underlying Entity Certificate as a “security” (as defined in Section 8-102 of the Uniform Commercial Code) to Administrative Agent. Upon delivery of such Underlying Entity Certificate to Administrative Agent the Lien granted hereunder is a first priority Lien on such Underlying Entity Certificate.
(p)    No Waiver. No Seller has waived or agreed to any waiver under, or agreed to any amendment or other modification of the related Underlying Entity Agreement, as applicable, except as expressly contemplated herein or otherwise agreed to by Administrative Agent in writing.
(q)    Status of Underlying Entity. Since the date of its organization until the date of this Agreement, no Underlying Entity, has been engaged in any business or activity and has not owned any assets other than the assets made subject to Transactions hereunder.

Schedule 1-C-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

Schedule 1-C-1

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature
Margaret Dellafera	Vice President
Elie Chau	Vice President
Robert Durden	Vice President
Ron Tarantino	Vice President
Pete Sack	Vice President
Kwaw De Graft-Johnson	Vice President
Dominic Obaditch	Vice President
Sean Walker	Vice President
Ernest Calabrese	Vice President
Jonathan Braus	Vice President
Charles Trombley	Vice President
Schedule 1-C-2

EXHIBIT A
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that [Home Point Financial Corporation] [Underlying Entity] [(“Seller”)] [(“Underlying Entity”)] hereby irrevocably constitutes and appoints Credit Suisse First Boston Mortgage Capital LLC (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of [Seller] [Underlying Entity] and in the name of [Seller] [Underlying Entity] or in its own name, from time to time in Administrative Agent’s discretion:
1.    in the name of [Seller] [Underlying Entity], or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased or contributed by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Master Repurchase Agreement (as amended, restated, supplemented or otherwise modified from time to time) dated October 23, 2020 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
2.    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
3.    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against [Seller] [Underlying Entity] with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; (vii) to cause the mortgagee of record to be changed to Administrative Agent on the FHA, VA or USDA system, as applicable and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and [Seller] [Underlying Entity]’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as [Seller] [Underlying Entity] might do;
4.    for the purpose of carrying out the transfer of servicing with respect to the Assets from [Seller] [Underlying Entity] to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, [Seller] [Underlying Entity] hereby gives Administrative Agent the power and right, on behalf of [Seller] [Underlying Entity], without assent by [Seller] [Underlying Entity], to, in the name of [Seller] [Underlying Entity] or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion; and
5.    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
[Seller] [Underlying Entity] hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Exhibit A-1

[Seller] [Underlying Entity] also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to [Seller] [Underlying Entity] for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, [SELLER] [UNDERLYING ENTITY] HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit A-2

IN WITNESS WHEREOF [Seller] [Underlying Entity] has caused this Power of Attorney to be executed and [Seller] [Underlying Entity]’s seal to be affixed this ______ day of ____________, 202___.
[HOME POINT FINANCIAL CORPORATION] [Underlying Entity], as [Seller] [Underlying Entity]

By:
Name:
Title:

Signature Page to Power of Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)
On the ______ day of ____________, 20___ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of [Home Point Financial Corporation] [Underlying Entity], the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires ________________________________

Signature Page to Power of Attorney

EXHIBIT B

FORM OF ESCROW INSTRUCTION LETTER TO BE PROVIDED BY SELLER BEFORE CLOSING
The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):
Credit Suisse First Boston Mortgage Capital LLC (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) to [Seller] to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.
You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.
You further agree that, upon disbursement of the Escrow Funds, you will hold all Mortgage Loan Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Mortgage Loan Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.
You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.
You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.
The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand that Administrative Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent on behalf of Buyers and certain Repledgees is an intended third party beneficiary hereof.
Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.
Exhibit B-1

EXHIBIT C
OFFICER’S COMPLIANCE CERTIFICATE
I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of Home Point Financial Corporation (“Seller”). This Certificate is delivered to you in connection with Section 17 of the Master Repurchase Agreement dated as of October 23, 2020, among Seller, any Underlying Entity joined thereto from time to time, Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, Alpine Securitization LTD and Credit Suisse First Boston Mortgage Capital LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as the same may have been amended from time to time. I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller and Guarantor are and have been in compliance with all the terms of this Agreement and, without limiting the generality of the foregoing, I certify that:
Adjusted Tangible Net Worth. As of the end of each calendar month, Seller has maintained an Adjusted Tangible Net Worth of at least $[***]. A calculation of Seller’s actual Adjusted Tangible Net Worth is provided in Schedule 1 hereto.
Maintenance of Liquidity. At all times, Seller has maintained Liquidity in an amount not less than $[***]. A calculation of Seller’s actual Liquidity is provided in Schedule 1 hereto.
Indebtedness to Adjusted Tangible Net Worth Ratio. As of the end of each calendar month, Seller’s ratio of Indebtedness (on and off balance sheet) to Adjusted Tangible Net Worth has not exceeded [***]. A calculation of Seller’s actual Indebtedness to Adjusted Tangible Net Worth is provided in Schedule 1 hereto.
Maintenance of Profitability. Seller has not permitted Adjusted Net Income for any Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be, [***].
Insurance. Seller, or its Affiliates, have maintained, for Seller Parties and their Subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $1,000,000. The actual amount of such coverage is $_____________.
Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.
Documentation. Seller Parties have performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Purchased Asset and Contributed Asset.
Compliance. Seller Parties have observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with, Seller Parties shall describe such lack of compliance and provide the date of any related waiver thereof.]
Regulatory Action. Except as otherwise disclosed to Administrative Agent or to the extent prohibited from disclosing by any Governmental Authority, no Seller Party is currently under investigation or, to best of Seller Parties’ knowledge, no investigation by any federal, state or local government agency is threatened. Except to the extent
Exhibit C-1

prohibited from disclosing by any Governmental Authority, neither Seller Party has been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller Parties’ business. [If so, Seller Parties shall describe the situation in reasonable detail and describe the action that Seller Parties have taken or proposes to take in connection therewith.]
No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller Parties shall describe the same in reasonable detail and describe the action Seller Parties have taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Administrative Agent in writing, Seller Parties shall describe the Default or Event of Default and provide the date of the related waiver.]
Distributions. If an Event of Default has occurred and is continuing, no Seller Party has paid any dividends greater than Net Income in any given calendar year.
Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller Parties existing on the date hereof is listed on Schedule 2 hereto.
[Originations][Acquisitions]. Attached hereto as Schedule 3 is a true and correct summary of all Mortgage Loans [originated][acquired] by Seller Parties for the calendar month ending [DATE] and for the year to date ending [DATE].
Hedging. Attached hereto as Schedule 4 is a true and correct summary of all Interest Rate Protection Agreements entered into or maintained by Seller Parties during the calendar month ending on [DATE].
Repurchases and Early Payment Default Requests. Attached hereto as Schedule 5 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse lines in excess of sixty (60) days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.
Quality Control. Attached hereto as Schedule 6 is a true and correct copy of the internal quality control maintained by Seller Parties.
Litigation Summary. To the extent Seller is not prohibited from disclosing, attached hereto as Schedule 7 is a true and correct summary of all material actions, notices, proceedings and investigations pending with respect to which Seller Parties have received service of process or other form of notice or, to the best of Seller Parties’ knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a non-frivolous claim individually in an amount greater than (x) with respect to Seller, $[***] and (y) with respect to an Underlying Entity, $[***]; provided, that, this clause (ii) shall not include any routine actions brought by or on behalf of an individual Mortgagor with respect to which Seller is acting in its capacity as servicer (which shall include without limitation, contested foreclosures, contested actions or bankruptcy proceedings) or (iii) which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, as of the calendar month ending [DATE].
Beneficial Ownership Certification. To the extent the information contained in the previously delivered Beneficial Ownership Certification is no longer true or correct, an
Exhibit C-2

updated true and correct Beneficial Ownership Certification is attached here to as Schedule 8 hereto.

Exhibit C-3

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
    HOME POINT FINANCIAL CORPORATION, as Seller
By:
Name:
Title:

Exhibit C-4

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE
CALCULATIONS OF FINANCIAL COVENANTS
As of the calendar month ended [DATE] or quarter ended [DATE]

Exhibit C-5

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE
INDEBTEDNESS AS OF _________________________

LENDER	TOTAL FACILITY SIZE	FACILITY TYPE (i.e. EFP, Repurchase, etc)	$ AMOUNT COMMITTED	OUTSTANDING INDEBTEDNESS	EXPIRATION DATE

Exhibit C-6

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE
CURRENT MONTHLY OVERALL MORTGAGE LOAN [ORIGINATIONS - ORIGNATIONS] [ACQUISITIONS – PURCHASES]

	[Monthly]	[Quarterly]	[YTD]
	UPB	UPB	UPB
CONV	[__]	[__]	[__]
EDGE	[__]	[__]	[__]
FHA	[__]	[__]	[__]
Other	[__]	[__]	[__]
USDA	[__]	[__]	[__]
VA	[__]	[__]	[__]
Grand Total	[__]	[__]	[__]

By Channel	[Monthly]	[Quarterly]	[YTD]
Broker	[__]%	[__]%	[__]%
Consumer Direct	[__]%	[__]%	[__]%
Correspondent Del	[__]%	[__]%	[__]%
Correspondent Non Del	[__]%	[__]%	[__]%
Grand Total	100.00%	100.00%	100.00%

By Type	[Monthly]	[Quarterly]	[YTD]
Cash-Out Refinance	[__]%	[__]%	[__]%
NoCash-Out Refinance	[__]%	[__]%	[__]%
Purchase	[__]%	[__]%	[__]%
Grand Total	100.00%	100.00%	100.00%

Exhibit C-7

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE
INTEREST RATE PROTECTION AGREEMENTS

Exhibit C-8

SCHEDULE 5 TO OFFICER’S COMPLIANCE CERTIFICATE
REPURCHASES AND EARLY PAYMENT DEFAULT REQUESTS

Repurchases		YTD UPB	YTD Count
Open repurchase requests		$
Open repurchases being contested		$
Repurchases settled YTD		$
Repurchases settled EOY 2019		$
Repurchases settled EOY 2018		$
Repurchases settled EOY 2017		$

Indemnifications	Total # of Loans	Indemnifications ($)
All-Time		$

Exhibit C-9

SCHEDULE 6 TO OFFICER’S COMPLIANCE CERTIFICATE
QUALITY CONTROL RESULTS

Exhibit C-10

SCHEDULE 7 TO OFFICER’S COMPLIANCE CERTIFICATE
LITIGATION SUMMARY

Case Caption	Filing Date	Court / Regulator	Case No.	Nature of Claims	Damages / Penalties Alleged	Plaintiff's Counsel	Customer's counsel	Status	Customer's Reserve Amount

Exhibit C-11

SCHEDULE 8 TO OFFICER’S COMPLIANCE CERTIFICATE
BENEFICIAL OWNERSHIP CERTIFICATION
[ATTACHED]
Exhibit C-12

EXHIBIT D
SCHEDULE OF INDEBTEDNESS
See Attached.
Exhibit D-1